     As filed with the Securities and Exchange Commission on April 2, 1997

                                                          Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       ROCKDALE NATIONAL BANCSHARES, INC.
                 (Name of small business issuer in its charter)

                             ----------------------

   GEORGIA                            6712                        58-2292563
(State or other                 (Primary Standard               (IRS Employer
jurisdiction of            Industrial Classification            Identification
incorporation or                   Code Number)                    Number)
organization)                ----------------------

                                P. O. BOX 82030
                             CONYERS, GEORGIA 30208
                                 (770) 760-7573
                         (Address and telephone number
                        of principal executive offices)

                             ----------------------

                               WILLIAM L. DANIEL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 P.O. BOX 82030
                             CONYERS, GEORGIA 30208
                                 (770) 760-7573
                      (Name, address and telephone number
                             of agent for service)

                             ----------------------

                              Copies Requested to:

                            ROBERT C. SCHWARTZ, ESQ.
                           Smith, Gambrell & Russell
                                   Suite 1800
                           3343 Peachtree Road, N.E.
                            Atlanta, Georgia  30326
                                 (404) 264-2658
                             ----------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                    Proposed            Proposed
      Title of each                                 maximum             maximum
        class of                Amount              offering           aggregate           Amount of
      securities to              to be               price              offering          registration
      be registered           registered            per unit             price                fee
----------------------------------------------------------------------------------------------------------
       Common Stock
       of $1.00 par           800,000                $10.00              $8,000,000          $2,424
          value
==========================================================================================================


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

                            610,000 SHARES (MINIMUM)

                            800,000 SHARES (MAXIMUM)

                                  COMMON STOCK

                       ROCKDALE NATIONAL BANCSHARES, INC.

                      A PROPOSED BANK HOLDING COMPANY FOR

                    ROCKDALE NATIONAL BANK, CONYERS, GEORGIA

                            A PROPOSED NATIONAL BANK

       Rockdale National Bancshares, Inc., a Georgia corporation (the "Company"), hereby offers for sale a minimum of 610,000 shares and a maximum of 800,000 shares of its common stock, $1.00 par value per share (the "Common Stock"), at an offering price of $10.00 per share. The shares are offered on a best-efforts, 610,000 share minimum basis by certain directors and executive officers of the Company, who will receive no commissions for such sales.

       The minimum subscription amount is 100 shares and once a subscription is accepted by the Company, it cannot be withdrawn by the subscriber. The offering, unless extended, will be terminated and all subscription funds, together with any interest earned thereon, promptly returned if 610,000 shares have not been subscribed by ______________, 1997. The Company may extend the offering for three consecutive 90-day periods without notice to subscribers. Subscriptions obtained in the offering may be accepted or rejected in whole or in part by the Company for any reason. See "TERMS OF THE OFFERING."

       All subscription funds tendered prior to fulfillment of the Offering Conditions (as defined herein) will be deposited in an interest-bearing escrow account with The Bankers Bank (the "Escrow Agent") pending satisfaction of the Offering Conditions or termination or cancellation of the offering prior to the satisfaction of the Offering Conditions. Once all Offering Conditions are met, the Escrow Agent will release all subscription funds, and any profits thereon, to the Company. The subscription funds of any person who subscribes for shares following satisfaction of the Offering Conditions will not be placed in escrow, but will be immediately available to the Company. Following satisfaction of the Offering Conditions and release of escrow funds to the Company, subscribers whose funds were originally placed in escrow and subscribers whose funds were immediately available to the Company face the risk of loss of a portion of their subscription funds if the Company and the Bank do not receive final regulatory approvals. See "TERMS OF THE OFFERING - Conditions of the Offering" and "RISK FACTORS -- Possible Loss of a Portion of Subscription Funds."

       Prior to this offering, there has been no public market for the Common Stock, and there can be no assurance that an established market for such stock will develop. The Company presently does not intend to seek to list the Common Stock on a national securities exchange or to qualify such Common Stock for quotation on the National Association of Securities Dealers Automated Quotation System. INVESTMENT IN THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" FOR INFORMATION THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR.

       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


==========================================================================================================
                                       Price                   Underwriting
                                        to                    Discounts  and               Proceeds to
                                      Public                  Commissions(1)              the Company(2)
----------------------------------------------------------------------------------------------------------
 Per Share(3)  . . . . .          $10.00                            $ 0                  $10.00
 Total Minimum(4)  . . .          $6,100,000                        $ 0                  $6,100,000
 Total Maximum(4)  . . .          $8,000,000                        $ 0                  $8,000,000
==========================================================================================================
                                                                               (Footnotes on reverse side)

(Table on reverse side)


(1) The securities offered hereby will be sold on a best-efforts, 610,000 share minimum basis by certain directors and executive officers of the Company and no commissions will be paid on such sales. See "TERMS OF THE OFFERING."

(2) Before deducting offering expenses, estimated to be $41,500, including registration fees, legal and accounting fees, printing, and other miscellaneous expenses. See "USE OF PROCEEDS" for an itemized statement of expenses.

(3) Prior to this offering, there has been no established market for the shares of the Company's Common Stock. The offering price was arbitrarily determined by the Board of Directors of the Company and does not bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value. In the event a market should develop for the Common Stock after completion of this offering, there can be no assurance that the market price will equal or exceed the offering price herein.

(4) These securities are offered on a best-efforts, 610,000 share minimum basis. If payment in cash for 610,000 shares is not received prior to the Expiration Date (________________, 1997, unless extended to a date not later than ______________, 1997, which is 270 days after the initial offering period) the offering will terminate and all subscription funds, together with any interest earned thereon, will be promptly returned to subscribers. The organizers of the Company have indicated that they may be willing to subscribe for additional shares in this offering, not to exceed an aggregate of 200,000 shares or 32.8% of the minimum offering, if necessary to help the Company sell out the offering which is necessary to release subscription proceeds from the Subscription Escrow Account, as defined herein. All purchases of shares of Common Stock by the Company's organizers will be subject to affiliate resale limitations under the Securities Act of 1933, as amended, and will be made on the same terms as those made by other investors. The organizers of the Company have represented to the Company that all purchases of Common Stock will be made for investment purposes only and not with a view to resell such shares. See "RISK FACTORS," "TERMS OF THE OFFERING," and "ORGANIZERS AND PRINCIPAL STOCKHOLDERS."

       The Company reserves the absolute right to cancel all subscriptions for any reason whatsoever, at any time prior to the time that the Company withdraws subscription funds from the Subscription Escrow Account and, at that time, investors will be returned all subscription funds, adjusted for profits if any, realized from the investment of such funds. See "TERMS OF THE OFFERING."

       The Company is not a reporting company for purposes of the Securities Exchange Act of 1934.





             The date of this Prospectus is _______________, 1997.

                              TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
TERMS OF THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
BUSINESS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
BUSINESS OF THE BANK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SUPERVISION AND REGULATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ORGANIZERS AND PRINCIPAL STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CERTAIN TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Appendix A - Escrow Agreement
Appendix B - Subscription Materials

       NO DEALER, SALESMAN, ORGANIZER OF THE COMPANY OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES, OR ANY OFFER OF SUCH SHARES OF COMMON STOCK TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR THE DATE HEREOF. HOWEVER, DURING THE PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE HEREUNDER, THE COMPANY IS REQUIRED TO UPDATE THE PROSPECTUS TO REFLECT ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT.

       UNTIL _________________, 1997 (90 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

               The Company intends to furnish its shareholders annual reports containing audited financial statements.

  THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               PROSPECTUS SUMMARY


       The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

                                  THE COMPANY

       Rockdale National Bancshares, Inc. (the "Company") was organized under the laws of the State of Georgia on February 13, 1997 for the purpose of operating as a bank holding company pursuant to the federal Bank Holding Company Act of 1956, as amended (the "Act"), and the Georgia Bank Holding Company Act. The Company intends to use the minimum net proceeds of this offering to purchase 100% of the common stock to be issued by Rockdale National Bank (the "Bank"), to repay organizational expenses and for other corporate purposes. Neither the Company nor the Bank has commenced business operations, and neither will do so until this offering is completed and the requisite approvals of the Comptroller of the Currency ("OCC"), the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the Georgia Department of Banking and Finance (the "Georgia Banking Department") are obtained. The Company's and the Bank's main office will be located in Conyers, Rockdale County, Georgia. It is anticipated that the Bank will commence business operations in September 1997, or as soon thereafter as practicable, out of its main office and one branch office, both of which are located in Rockdale County. With the exception that it will have no trust powers, the Bank will operate as a full service commercial bank with primary emphasis upon high quality service to meet the financial needs of the individuals and businesses residing and located in and around Rockdale County, Georgia.

       The Company's temporary mailing address is P.O. Box 82030, Conyers, Georgia 30208, and the temporary telephone number is (770) 760-7573.

                                                       THE OFFERING
Common Stock Offered  . . . . . . . . . .        800,000 shares.  A minimum of 610,000 shares are required to be sold in this offering.  See "TERMS OF THE OFFERING."

Common Stock to be Outstanding
after this Offering . . . . . . . . . . .        Minimum - 610,000 shares
                                                 Maximum - 800,000 shares

Price . . . . . . . . . . . . . . . . . .        $10.00 per share

Conditions of the Offering  . . . . . . .        The offering is expressly conditioned upon fulfillment of the following conditions:  (a) not less than $6,100,000 shall have been deposited with the Escrow Agent, (b) the Company shall have received approval from the Federal Reserve Board and the Georgia Banking Department of
                                                 its application to become a bank holding company, (c) the Organizers shall have received preliminary approval from the OCC to charter the
                                                 Bank, (d) the proposed Bank shall have received approval of its application for deposit insurance from the FDIC, and (e) the Company shall not have canceled this offering prior to the time funds are withdrawn from the Subscription Escrow Account.  Until these conditions have been met, all subscription funds will

                                                 be placed in an escrow account with the Escrow Agent.  If these
                                                 Offering Conditions are not satisfied, all subscription funds that have been placed in the escrow account will be returned, together with any interest earned thereon, promptly to the subscribers.  Once all of the offering conditions are met, the Escrow Agent will release all funds to the Company.  The subscription funds of any person who subscribes for shares following satisfaction of the Offering Conditions will not be placed in escrow, but will be immediately available to the Company.
                                                 Following satisfaction of the Offering Conditions and release of escrow funds to the Company, subscribers whose funds were originally placed in escrow and subscribers whose funds were immediately available to the
                                                 Company face the risk of loss of a portion of their subscription funds if the Company and the Bank do not receive final regulatory approvals.
                                                 Prior to the release of the funds, the Escrow Agent is authorized to invest subscription funds in certain short-term investments upon instruction by the President of the Company.  See "TERMS OF THE
                                                 OFFERING."

Plan of Distribution  . . . . . . . . . .        Shares of the Common Stock of the Company will be marketed on a best-
                                                 efforts, 610,000 share minimum basis exclusively through certain directors and executive officers of the Company, none of whom will receive any commissions or other form of remuneration based on the sale of the shares.  If the Offering Conditions are not satisfied by
                                                 _________________, 1997, the Company may engage an underwriter to sell the shares on a best-efforts basis and the underwriter would receive a commission on such sales not to exceed 10%.  See "TERMS OF THE OFFERING
                                                 -- Plan of Distribution."

Use of Proceeds . . . . . . . . . . . . .        To purchase 100% of the issued and outstanding capital stock of the
                                                 Bank; to provide working capital for the Bank to commence its business operations (including officers' and employees' salaries); to pay expenses in connection with the formation of the Company, the organization of the Bank, and this securities offering; and for other corporate purposes.  See "USE OF PROCEEDS."

Special Factors to be
Considered  . . . . . . . . . . . . . . .        The securities offered hereby may be deemed to be speculative and involve certain risks.  These risks include the fact that the Company and the Bank are newly organized entities, regulatory approval of the
                                                 Bank depends upon approval of the proposed chief executive officer, new banks are typically not profitable in the first year of operation, competition in the Bank's market area is intense, unpredictable economic conditions may affect profitability, government regulation, lack of dividends, investment by the organizers, certain anti-takeover provisions that make a change in control more difficult, there is no established market for the Common Stock, the offering price was arbitrarily determined, shareholders have no preemptive rights, and the offering is being made without the services of an underwriter.  See
                                                 "RISK FACTORS."

                                  RISK FACTORS


       PROSPECTIVE INVESTORS IN THE COMMON STOCK SHOULD GIVE CAREFUL ATTENTION TO THE FOLLOWING STATEMENTS RESPECTING CERTAIN RISKS APPLICABLE TO THE OFFERING, WHICH RISKS INCLUDE BUT ARE NOT LIMITED TO THOSE NOTED BELOW.

NO OPERATING HISTORY

       Neither the Company nor the Bank has commenced business operations, and both are newly organized entities with no operating history. Thus, investors in the Common Stock are subject to the risk of loss of all or a part of their investment. Furthermore, final regulatory approval to commence banking operations will not be obtained until the Company has expended a portion of the proceeds of this offering to employ personnel, obtain temporary office space and pay other pre-opening expenses. The Company expects the OCC to grant preliminary approval of the proposed Bank's charter application by June 30, 1997. The Company also expects the Bank to receive approval of its application for deposit insurance from the FDIC by June 30, 1997. Upon receipt of preliminary approval from the OCC, the Company will file an application to become a bank holding company with the Federal Reserve Board and the Georgia Banking Department. Once preliminary charter approval is obtained from the OCC, the Company must obtain final approval to commence banking operations within eighteen months after receipt of preliminary approval. There can be no assurance that the foregoing approvals will be obtained. See "TERMS OF THE OFFERING -- Conditions of the Offering."

POSSIBLE LOSS OF A PORTION OF SUBSCRIPTION FUNDS

       In the event that the Company satisfies the Offering Conditions, breaks escrow and issues the shares of Common Stock, but final approval to commence banking operations is not granted within eighteen months after receipt of preliminary approval from the OCC, the Company will solicit shareholder approval for its dissolution and liquidation, in which event, the Company will return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the expenses of the offering, the organizational and pre-opening expenses of the Company and the Bank and claims of creditors. In the event of dissolution and liquidation following the issuance of shares of Common Stock, it is possible that persons who submitted subscription funds that were placed in escrow and those who submitted funds after escrow had been broken will receive only a portion of their initial investment due to the foregoing expenses. See "TERMS OF THE OFFERING -- Failure of Bank to Commence Operations."

RELIANCE UPON KEY MANAGEMENT

       Regulatory approval to establish and operate a national bank is, among other factors, dependent upon the OCC's approval of such bank's proposed Chief Executive Officer. Generally, the Chief Executive Officer of a start-up financial institution is deemed to be vital to the potential success of the new institution. The Bank's application for a charter filed with the OCC proposed William L. Daniel as the Bank's Chief Executive Officer. In the event of death, disability, resignation or other event causing the unavailability of Mr. Daniel, final regulatory approval to commence banking operations would be delayed until such time as a suitable replacement is approved by the OCC.
There can be no assurance that a suitable replacement could be found in the event of the unavailability of Mr. Daniel.

FINANCIAL POSITION OF THE COMPANY

       The initial activity of the Company will be merely to act as the sole shareholder of the Bank. Thus, the profitability of the Company will be dependent upon the successful operation of the Bank. Typically, new banks are not profitable in the first year of operation and sometimes are not profitable for several years. The Bank will incur substantial expenses in establishing itself as a going concern and there can be no assurance that the Bank will be operated profitably or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry.

COMPETITION

       With the exception that it will have no trust powers, the Bank will be a full service commercial bank in Conyers, Rockdale County, Georgia. Competition among financial institutions in the Bank's market area is intense, and the Bank will compete with other state and national banks, savings and loan associations, consumer finance companies, credit unions, money market mutual funds, and other financial institutions which have far greater financial resources than those available to the Bank. For example, as a start-up financial institution, the Bank's relatively small capital base may affect its ability to compete for loans due to regulatory lending limitations. The Bank's size may also impact its ability to compete effectively with larger institutions in offering other services. If the Bank is unable to compete for deposits effectively in its primary service area, such inability would likely have an adverse effect on the Bank's potential for growth and profitability.
In addition, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, which became effective in November 1994, will further increase competition by eliminating interstate branching barriers for certain financial institutions in the future. See "BUSINESS OF THE BANK -- Market Area and Competition."

UNPREDICTABLE ECONOMIC CONDITIONS

       Commercial banks and other financial institutions are affected by economic and political conditions, both domestic and international, and by governmental monetary policies. Conditions such as inflation, recession, unemployment, high interest rates, short money supply, scarce natural resources, international disorders, and other factors beyond the control of the Company and the Bank may adversely affect their profitability. See "BUSINESS OF THE BANK -- Monetary Policies."

GOVERNMENT REGULATION

       The Company and the Bank operate in a highly regulated environment and are subject to supervision by several governmental regulatory agencies, including the Federal Reserve Board, the OCC, the Georgia Banking Department, and the Securities and Exchange Commission. The Company and the Bank are vulnerable to future legislation and government policy, including bank deregulation and interstate expansion, which could adversely affect the banking industry as a whole, including the operations of the Company and the Bank. See "SUPERVISION AND REGULATION."

NO DIVIDENDS

       It is not anticipated that the Company will distribute any dividends to shareholders in the foreseeable future. Earnings of the Bank, if any, are expected to be retained by the Bank to enhance its capital structure or distributed to the Company to defray its operating costs. Dividend distributions of national banks are restricted by statute and regulation. See "DIVIDEND POLICY."

PURCHASES BY ORGANIZERS

       The Organizers presently intend to purchase 139,500 shares or $1,395,000 in the offering, which will equal 22.87% of the 610,000 shares to be outstanding upon completion of the minimum offering. See "ORGANIZERS AND PRINCIPAL STOCKHOLDERS." However, the Organizers have indicated that they may be willing to subscribe for additional shares in the offering if necessary to help the Company complete the offering and release proceeds from escrow. Total purchases by the Organizers will not exceed 200,000 shares or $2,000,000 in the aggregate, which will equal 32.8% of the 610,000 shares to be outstanding upon completion of the minimum offering. The Organizers have represented to the Company that all purchases of Common Stock will be made for investment purposes only and not with a view to resell such shares.

ANTI-TAKEOVER PROVISIONS

       The Company's Articles of Incorporation contain provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The effect of these provisions is to make it more difficult to effect a merger, sale of control, or similar transaction involving the Company even though a majority of the Company's shareholders may vote in favor of such a transaction. In addition, the Company's Articles of Incorporation provide for a classified Board of Directors, whereby one-third of the members of the Board of Directors shall be elected each year and each director of the Company will serve for a term of three years. The effect of these provisions is to make it more difficult to effect a change in control of the Company through the acquisition of a large block of the Company's Common Stock. The State of Georgia has statutory provisions relating to business combinations with so-called "interested shareholders" but these provisions are inapplicable to the Company because the Company has elected not to be governed by these provisions in its Bylaws. See "DESCRIPTION OF COMMON STOCK."

NO ESTABLISHED MARKET

       Presently there is no established market for the Common Stock. There can be no assurance that an established public market will develop for such securities upon completion of this offering or whether substantial trading activity will occur for several years, if at all. Moreover, in the event that the Organizers subscribe for additional shares in this offering in order to achieve the minimum subscription level necessary to release subscription proceeds from the Subscription Escrow Account, an established public market for the Common Stock will be less likely to develop. As a result, investors who may need or wish to dispose of all or a part of their investment in the Common Stock may not be able to do so except by private, direct negotiations with third parties. The Company does not presently intend to seek to list the Common Stock on a national securities exchange or to qualify such Common Stock for quotation on the National Association of Securities Dealers Automated Quotation System.

ARBITRARY DETERMINATION OF OFFERING PRICE

       Prior to this offering there has been no established market for the shares of the Company's Common Stock. The offering price was arbitrarily determined by the Board of Directors of the Company, and does not bear any relationship to the Company's assets, book value, net worth, or any other recognized criteria of value. In determining the offering price of the Common Stock, the Comptroller's capital requirements for the Bank and general market conditions for the sale of such securities were considered. In the event a market should develop for the Common Stock after completion of this offering, there can be no assurance that the market price will equal or exceed the offering price herein.

ABSENCE OF PREEMPTIVE RIGHTS

       No holder of the Common Stock of the Company has preemptive rights with respect to the issuance of shares of that or any other class of stock and no holder of the Common Stock is entitled to cumulative voting rights with respect to the election of directors. The authorized Common Stock of the Company consists of 10,000,000 shares of Common Stock, $1.00 par value per share. The Board of Directors of the Company could from time to time determine to issue additional shares of the authorized Common Stock of the Company in addition to the shares offered hereby and in such event the ownership interests of the subscribers in this offering would be diluted.

FUTURE CAPITAL NEEDS

       The Board of Directors of the Company may determine from time to time to obtain additional capital through the issuance of additional shares of the authorized Common Stock of the Company. There can be no assurance that such shares will be issued at prices or on terms equal to the offering price and terms of this offering. In addition, such issuance would dilute the ownership interests in the Company of the subscribers in this offering.

NO UNDERWRITER OF THIS OFFERING

       This offering is being made without the services of an underwriter. Sales will be solicited only by certain executive officers and directors of the Company. Accordingly, there can be no assurance that all of the shares offered hereby will be sold at the expiration of the offering period. See "TERMS OF THE OFFERING."

                                  THE COMPANY


       Rockdale National Bancshares, Inc. (the "Company") was incorporated under the laws of the State of Georgia on February 13, 1997 to operate as a bank holding company pursuant to the federal Bank Holding Company Act of 1956, as amended (the "Act"), and to purchase 100% of the issued and outstanding capital stock of Rockdale National Bank, an association to be organized under the laws of the United States (the "Bank"), which will conduct a general banking business in Conyers, Georgia. The Organizers expect to receive preliminary approval from the OCC to charter the Bank by June 30, 1997. The Company also expects the Bank to receive approval of its application for deposit insurance from the Federal Deposit Insurance Corporation by June 30, 1997. Upon receipt of preliminary approval from the OCC, the Company will file an application to become a bank holding company with the Federal Reserve Board and the Georgia Banking Department. Upon obtaining regulatory approval, the Company will be a registered bank holding company subject to regulation by the Federal Reserve Board and the Georgia Banking Department.

       It is anticipated that the Bank will commence operations in September 1997, or as soon thereafter as practicable. See "BUSINESS OF THE BANK." The Organizers of the Company and the Bank are nine individuals, eight of whom reside in Conyers, Rockdale County, Georgia. See "ORGANIZERS AND PRINCIPAL STOCKHOLDERS." All of the Organizers will serve on the initial Board of Directors of the Company and the Bank. See "MANAGEMENT."

       The principal offices of the Company and the Bank will be located in a newly constructed one-story commercial building situated on approximately 2.5 acres of land. See "BUSINESS OF THE COMPANY -- Premises." The principal offices will be located at the intersection of Highway 138 and Miller's Chapel Road, 1000 Georgia Highway 138, in Conyers, Georgia. Once the Bank opens for business and until construction of the principal offices is complete, the Company will occupy temporary offices also located at the same location as the permanent facility. See "BUSINESS OF THE COMPANY -- Premises." It is anticipated that the Company will occupy the temporary offices for approximately one year. The mailing address of the Company's present temporary office, which it will occupy until the Bank opens for business, is P.O. Box 82030, Conyers, Georgia 30208, and its telephone number at such address is
(770) 760-7573.


                             TERMS OF THE OFFERING

GENERAL

       The Company is offering hereunder 800,000 shares of its Common Stock for cash at a price of $10.00 per share. A minimum subscription of 100 shares is required for each subscription hereunder. Investors may subscribe to a maximum of 30,000 shares pursuant to this offering, unless additional subscriptions are approved by the Board of Directors of the Company. The purchase price of $10.00 per share shall be paid in full upon execution and delivery of the Subscription Agreement. All subscriptions tendered by investors are subject to acceptance by the Board of Directors of the Company, and the Company reserves the absolute and unqualified right to reject or reduce any subscription for any reason prior to acceptance. Furthermore, the Company reserves the right to cancel this offering at any time prior to the time the Company withdraws funds from the Subscription Escrow Account, for any reason whatsoever.

       Prior to this offering there has been no established public market for the shares of the Common Stock and there can be no assurance that an established market for such stock will develop. The offering price has been arbitrarily determined and is not a reflection of the Company's book value, net worth, or any other such recognized criteria of value. In determining the offering price of the Common Stock, the capital requirements of the OCC for the Bank and general market conditions for the sale of such securities were considered. There can be no assurance that, if a market should develop for the Common Stock, the post-offering market price will equal or exceed the offering price.

CONDITIONS OF THE OFFERING

       This offering will expire at 5:00 p.m. Eastern Daylight Time, on ___________________, 1997 (90 days after the date of this Prospectus) (the "Expiration Date"), unless such date is extended by the Company. The Expiration Date may be extended by the Company without notice to subscribers for up to three consecutive 90-day periods, or not later than ____________________, 1997. The offering is expressly conditioned upon fulfillment of the following conditions (the "Offering Conditions") on or prior to the Expiration Date, as extended. The Offering Conditions, which may not be waived, are as follows:

       (a) Not less than $6,100,000 shall have been deposited with the Escrow Agent in the Subscription Escrow Account;

       (b) The Company shall have received approval from the Federal Reserve Board and the Georgia Banking Department of its application to become a bank holding company, the Organizers shall have received preliminary approval from the OCC to charter the Bank, and the proposed Bank shall have received approval of its application for deposit insurance from the FDIC; and

       (c) The Company shall not have canceled this offering prior to the time funds are withdrawn from the Subscription Escrow Account.

ESCROW OF SUBSCRIPTION FUNDS

       Until the Offering Conditions above have been met, all subscription funds and documents tendered by investors will be placed in an escrow account (the "Subscription Escrow Account") with The Bankers Bank (the "Escrow Agent"). Pursuant to the terms of the Escrow Agreement, the form of which is attached to this Prospectus as Appendix "A," if all of the Offering Conditions are met, the Escrow Agent will release all subscription funds, and any profits thereon, to the Company.

       Pending disposition of the Subscription Escrow Account under the Escrow Agreement, the Escrow Agent is authorized, upon instructions to be given by William L. Daniel, to invest subscription funds in direct obligations of the United States Government, in short-term insured bank certificates of deposit, and/or in bank money market funds, with maturities not to exceed 90 days. The Company will invest the subscription funds and any additional funds obtained after breaking escrow and prior to the time that the Company infuses capital into the Bank in a similar manner. The offering proceeds will be used to purchase capital stock of the Bank and to repay expenses incurred in the organization of the Company and the Bank. See "USE OF PROCEEDS."

       In the event the Offering Conditions are not met by the Expiration Date, as extended, the Escrow Agent shall promptly return to the subscribers their subscription funds, together with their allocated share of profits, if any, earned on the investment of the Subscription Escrow Account. Each subscriber's proportionate share of Subscription Escrow Account earnings shall be that fraction (i) the numerator of which is the dollar amount of such subscriber's tendered subscription multiplied by the number of days between the date of acceptance of the investor's subscription and the date of the offering termination, inclusive (the subscriber's "Time Subscription Factor"), and (ii) the denominator of which is the aggregate Time Subscription Factors of all investors depositing subscription funds in the Subscription Escrow Account.
The expenses incurred by the Company prior to the satisfaction of the Offering Conditions will be borne by the Organizers and not by the subscribers.

       NO ASSURANCE CAN BE GIVEN THAT SUBSCRIPTION FUNDS CAN OR WILL BE INVESTED AT THE HIGHEST RATE OF RETURN AVAILABLE OR THAT ANY PROFITS WILL BE REALIZED FROM THE INVESTMENT OF SUBSCRIPTION FUNDS.

       If all Offering Conditions are satisfied, and the Company withdraws the subscription funds from the Subscription Escrow Account, all profits and earnings on such account shall belong to the Company.

       The Bankers Bank, by accepting appointment as Escrow Agent under the Escrow Agreement, in no way endorses the purchase of the Company's securities by any person.

FAILURE OF BANK TO COMMENCE OPERATIONS

       The Comptroller requires that a new national bank open for business (i.e., obtain a charter) within 18 months after receipt of preliminary approval from the Comptroller. The Organizers anticipate that the Bank will open for business in September 1997. Because final approval of the Bank's charter is conditioned on the Company's raising funds to capitalize the Bank at $6,000,000, the Company expects to issue the shares of Common Stock before it has obtained all final regulatory approvals for the Bank. In the event that the Company issues the shares of Common Stock and the Comptroller does not grant the Bank final regulatory approval to commence banking operations by 18 months after the Bank's receipt of preliminary approval from the Comptroller, the Company will solicit shareholder approval for its dissolution and liquidation, in which event, the Company will promptly return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the expenses of the offering and the organizational and pre-opening expenses of the Company and the Bank. Therefore, if the Company and the Bank do not receive final regulatory approvals, subscribers whose funds were originally placed in escrow and subscribers whose funds were immediately available to the Company face the risk of loss of a portion of their subscription funds. It is possible that this return may be further reduced by amounts paid to satisfy claims of creditors, as discussed in the following paragraph.

       Once the Company issues the shares of Common Stock offered hereby, the offering proceeds may be considered part of general corporate funds and thus may be subject to the claims of creditors of the Company, including claims against the Company that may arise out of actions of the Company's officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the offering prior to the Bank's commencement of banking operations. If such an attachment occurred and it became necessary to pay the subscription funds to shareholders because of failure to obtain all necessary regulatory approvals, the payment process might be delayed; and if it became necessary to pay creditors from the subscription funds, the payment to shareholders might be further reduced.

PURCHASES BY ORGANIZERS OF THE COMPANY

       The Organizers have indicated that they may be willing to subscribe for additional shares in this offering, if necessary, to help the Company complete the offering in order to release subscription proceeds from the Subscription Escrow Account. The maximum aggregate number of shares which may be subscribed by the Organizers in this offering is 200,000 shares. Any such purchases of additional shares by the Organizers will be subject to affiliate resale limitations of the Securities Act of 1933, as amended, and will be made on the same terms as those made by other investors. The Organizers have represented to the Company that any such purchases will be made for investment purposes only and not with a view to resell such shares. If additional purchases, as described above, are not necessary, the Organizers will purchase a minimum of 139,500 shares of the Company's Common Stock pursuant to this offering, or 22.87% of the 610,000 shares to be outstanding upon completion of the minimum offering. If additional purchases as described above are necessary, the Organizers will purchase additional shares and will own, following the offering, more than 32.8% of the outstanding Common Stock of the Company. See "ORGANIZERS AND PRINCIPAL STOCKHOLDERS."

PLAN OF DISTRIBUTION

       The Company may cancel this offering for any reason at any time prior to the release of subscription funds from the Subscription Escrow Account, and accepted subscriptions are subject to cancellation in the event that the Company elects to cancel the offering in its entirety.

       Shares of the Common Stock of the Company will be marketed on a best-efforts, 610,000 share minimum basis exclusively through certain directors and executive officers of the Company, none of whom will receive any commissions or other form of remuneration based on the sale of the shares. However, in the event that the Offering Conditions have not been satisfied by ___________________, 1997, the Company may engage an underwriter to sell the shares on a best- efforts basis and such underwriter would receive a commission based upon such sales. It is anticipated that commissions paid to such underwriter, if retained, will not exceed 10% of the $10.00 per share sales price and that other expenses of such underwriting will not exceed an aggregate of $50,000. In the event that the Offering Conditions have not been satisfied by the Expiration Date, this offering will be terminated and subscription funds promptly returned to the subscribers, together with their allocated share of profits, if any, earned on the investment of the Subscription Escrow Account as described above. See "TERMS OF THE OFFERING -- Escrow of Subscription Funds."

       As soon as practicable, but no more than ten (10) business days after receipt of a subscription, the Company will accept or reject such subscription. Subscriptions not rejected by the Company within this ten (10) day period shall be deemed accepted. Once a subscription is accepted by the Company, it cannot be withdrawn by the subscriber. Payment from any subscriber for shares in excess of the number of shares allocated to such subscriber will be refunded by mail, without interest, within ten (10) days of the date of rejection.

       Certificates representing shares of Common Stock of the Company, duly authorized and fully paid, will be issued as soon as practicable after subscription funds are released to the Company from the Subscription Escrow Account.

       Subscriptions to purchase shares of Common Stock can be made by completing the Subscription Agreement attached to this Prospectus and delivering the same to the Company at its temporary offices, 1600 Georgia Highway 20, Conyers, Georgia 30208 or mailing the same in the enclosed self-addressed, stamped envelope. Full payment of the purchase price must accompany the subscription. Failure to pay the full subscription price shall entitle the Company to disregard the subscription. No Subscription Agreement is binding until accepted by the Company, which may, in its sole discretion, refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. After a subscription is accepted and proper payment received, the Company shall not cancel such subscription unless all accepted subscriptions are canceled. Unless otherwise agreed by the Company, all subscription amounts must be paid in United States currency by check, bank draft, or money order payable to "The Bankers Bank, Escrow Agent for Rockdale National Bancshares, Inc." A subscription will be accepted in writing by the Company in the Form of Acceptance attached to this Prospectus.

                                USE OF PROCEEDS

       The gross proceeds from the sale of shares of Common Stock offered by the Company are estimated to be $6,100,000, assuming the sale of 610,000 shares for cash. However, if 610,000 shares are not sold for cash, prior to the Expiration Date as defined herein, then the offering will terminate and all funds received from subscribers will be promptly refunded. See "TERMS OF THE OFFERING."

       The estimated expenses of this offering are as follows:

       Registration fees, including blue
       sky fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 3,000

       Legal fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .     16,000

       Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . . . .      5,000

       Printing and engraving expenses  . . . . . . . . . . . . . . . . . . . . . .      3,000

       Advertising  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,500

       Mailing and distribution . . . . . . . . . . . . . . . . . . . . . . . . . .      5,000

       Entertainment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5,000

       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,000
                                                                                       -------

            TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $41,500
                                                                                       =======


       The net proceeds of this offering ($6,068,500) as well as any interest earned on the subscription funds will be used by the Company, after breaking escrow, primarily for the purchase of 100% of the issued and outstanding capital stock of the Bank and to repay expenses incurred in the organization of the Company and the Bank.

       As indicated in the charter application of the Bank filed by the Company with the OCC, the Company intends to capitalize the Bank at $6,000,000. Any funds in addition to the $6,000,000 will be reserved for growth of the Bank in compliance with OCC regulations.

       A portion of the net proceeds of this offering in excess of the minimum will be retained by the Company for the purpose of funding any required additions to the capital of the Bank. Since national banks are regulated with respect to the ratio that their total assets may bear to their total capital, if the Bank experiences greater growth than anticipated, it may require the infusion of additional capital to support that growth. Management of the Company anticipates, however, that the proceeds of this offering will be sufficient to support the Bank's immediate capital needs and will seek, if necessary, long- and short-term debt financing to support any additional needs; however, management can give no assurance that such financing, if needed, will be available or if available will be on terms acceptable to management.

       Net proceeds from this offering will be applied as follows:

                                                                Net Proceeds               Net Proceeds
                                                               Assuming Sale              Assuming Sale
                                                                 of 610,000                 of 800,000
                                                                   Shares                     Shares
                                                            -------------------        -------------------
 Purchase of capital stock of the Bank . . . . . . . .        $6,000,000                  $6,000,000

 Organizational expenses of Company  . . . . . . . . .            41,500                      41,500

 Working capital and funds available
      for expansion of banking and
      banking-related services(1)  . . . . . . . . . .            68,500                     968,500
                                                              ----------                  ----------

                                                              $6,110,000                  $7,010,000
                                                              ==========                  ==========

-------------

(1) Amounts indicated do not include interest earned on investment of net proceeds from this offering during the Company's organizational stage.

       The following is a schedule of estimated expenditures to be made by the Bank out of the proceeds from the sale of its capital stock to the Company, including the Bank's operating expenses for its first twelve months of operation.

        Organizational and pre-opening expenses
          of Bank including salaries,
          legal and accounting fees   . . . . . . . . . . . . . . . . . . . .      $  292,598

        Purchase of land and construction of
          bank facilities (temporary headquarters and branch office)  . . . .         944,160

        Bank premises - net occupancy expense . . . . . . . . . . . . . . . .          94,600

        Salaries and benefits for officers  . . . . . . . . . . . . . . . . .         384,400

        Salaries and benefits for other employees . . . . . . . . . . . . . .         408,580

        General and administrative expense,
          comprised primarily of directors' fees,
          data processing, marketing and advertising,
          telephone, and casualty and deposit insurance   . . . . . . . . . .         266,199

        Furniture, fixtures and equipment . . . . . . . . . . . . . . . . . .         344,048

        Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,265,415
                                                                                   ----------

                                                                                   $6,000,000
                                                                                   ==========

       The expenditures for the purchase of land and construction of bank facilities include the $424,160 purchase price under the contract dated February 4, 1997 to acquire a 2.5 acre tract of land located at the intersection of Highway 138 and Miller's Chapel Road which will be used as the site of the Company's headquarters, and the $385,000 purchase price under the contract executed in February 1997 to acquire a 1.2 acre tract of land located at 1600 Georgia Highway 20 to be used as a branch office for the Bank. It is anticipated that construction of the headquarters building will cost approximately $937,500 and the branch office building improvements will cost approximately $115,000.

       The above described expenses are estimates only and assume the Bank will commence operations in September 1997, or as soon thereafter as practicable. Actual expenses may exceed these amounts. Total organizational expenses and deferred registration costs as of March 7, 1997 amounted to approximately $79,000. The Company has a $300,000 line of credit at an interest rate of prime with The Bankers Bank. Each of the nine Organizers has guaranteed twice his or her pro rata share of the total line of credit.

                                DIVIDEND POLICY

       As the Company and the Bank are both start-up operations, it will be the policy of the Board of Directors of the Company to reinvest earnings for such period of time as is necessary to ensure the success of the operations of the Company and of the Bank. There are no current plans to initiate payment of cash dividends, and future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company.

       The Bank will be restricted in its ability to pay dividends under the national banking laws and by regulations of the OCC. Pursuant to 12 U.S.C.
Section 56, a national bank may not pay dividends from its capital. All dividends must be paid out of net profits then on hand, after deducting losses and bad debts. Payments of dividends out of net profits is further limited by 12 U.S.C. Section 60(a), which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus not less than 1/10 of the bank's net profits of the preceding two consecutive half year periods (in the case of an annual dividend). Pursuant to 12 U.S.C. Section 60(b), the approval of the OCC is required if the total of all dividends declared by the Bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

       The Company is still in the development stage, and will remain in that stage until the offering of the Company's Common Stock is complete. The Company has funded its start-up and organization costs through a $300,000 line of credit with The Bankers Bank, which line of credit has been guaranteed by the Organizers. Subscription funds during the offering contemplated herein will be placed in an escrow account and invested in direct obligations of the United States Government, in short-term insured certificates of deposits, and/or money market management trusts for short-term obligations of the United States Government, with maturities not to exceed 90 days.

       In the opinion of the Company, the net proceeds of $6,068,500 from the offering will be adequate capital to support the growth of the Company for its first five years of operation and the Bank for its first five years of operation. It is not anticipated that the Company will find it necessary to raise additional funds to meet expenditures required to operate the business of the Company and the Bank over the next twelve months. All anticipated material expenditures for such period have been identified and provided for out of the proceeds of this offering. See "USE OF PROCEEDS."

       The plan of operations for the Company and the Bank is described in detail elsewhere in this Prospectus. See "BUSINESS OF THE COMPANY" and "BUSINESS OF THE BANK."

                            BUSINESS OF THE COMPANY

GENERAL

       The Company was incorporated under the laws of the State of Georgia on February 13, 1997 for the purpose of organizing the Bank and purchasing 100% of the outstanding capital stock of the Bank. The Organizers expect to receive preliminary approval from the OCC to charter the Bank by June 30, 1997. The Company also expects the Bank to receive approval of its application for deposit insurance from the FDIC by June 30, 1997. Upon receipt of preliminary approval from the OCC, the Company will file an application with the Federal Reserve Board and the Georgia Banking Department to become a bank holding company. The Company has been organized as a mechanism to enhance the Bank's ability to serve its future customers' requirements for financial services.
The holding company structure will provide flexibility for expansion of the Company's banking business through acquisition of other financial institutions and provision of additional banking-related services which the traditional commercial bank may not provide under present laws. For example, banking regulations require that the Bank maintain a minimum ratio of capital to assets. In the event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to the capital adequacy guidelines of the Federal Reserve Board, and contribute them to the capital of the Bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations.

       The Company has no present plans to acquire any operating subsidiaries other than the Bank; however, it is expected that the Company may make additional acquisitions in the event that the Bank becomes profitable and such acquisitions are deemed to be in the best interests of the Company and its shareholders. Such acquisitions, if any, will be subject to certain regulatory approvals and requirements. See "SUPERVISION AND REGULATION."

PREMISES

       The Company has entered into a contract dated February 4, 1997 to acquire a 2.5 acre tract of land located at the intersection of Highway 138 and Miller's Chapel Road for a total purchase price of $424,160 from a party unaffiliated with the Organizers or the Company. The Company intends to construct its headquarters building on this property. The building will contain approximately 7,500 square feet of finished space at a cost of approximately $937,500. The building will contain a vault, 6 offices, 8 teller stations, 3 drive-in windows, a boardroom conference facility, a loan operations area, and an area for the Bank's bookkeeping operations.

       Until construction of the Bank building is complete, the Company will temporarily operate out of offices in a modular bank facility also located at the intersection of Highway 138 and Miller's Chapel Road. The Company will lease the approximately 2,000 square foot facility pursuant to a month-to-month lease at the monthly rental of $3,300 after spending approximately $20,000 for site preparation and facility set-up work. It is estimated that the Company and the Bank will operate out of this temporary facility for approximately twelve months until construction of the headquarters building has been completed.

       In addition to its headquarters facility, the Company's banking subsidiary plans to open a small branch office facility located at 1600 Georgia Highway 20, Conyers, Georgia. This branch facility, which is located on approximately 1.2 acres of land, will be acquired for a purchase price of approximately $385,000. It is anticipated that the facility will require approximately $115,000 in improvements prior to its opening. This facility will contain a safe, 1 office, 3 teller stations, and 2 drive-in windows. The Company does not anticipate any material expenditures in connection with its compliance with environmental laws.

                              BUSINESS OF THE BANK

GENERAL

       The Bank anticipates that it will commence business operations in September 1997 in a temporary facility located at the intersection of Highway 138 and Miller's Chapel Road in Conyers, Georgia. The Bank plans to be a full service commercial bank, without trust powers. The Bank will offer a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans, home equity loans, and consumer/installment loans. In addition, the Bank will provide such consumer services as U.S. Savings Bonds, travelers checks, cashiers checks, safe deposit boxes, bank by mail services, direct deposit, and automatic teller services.

       The philosophy of management of the Bank with respect to its initial operations will emphasize prompt and responsive personal service to members of the business and professional community of Rockdale County, Georgia in order to attract customers and acquire market share now controlled by other financial institutions in the Bank's market area. The Bank's two prime locations and range of banking services, as well as its emphasis on personal attention and service, prompt decision making and consistency in banking personnel, will be major tools in the Bank's efforts to capture such market share. In addition, the Bank's President has substantial banking experience, which will be an asset in providing both products and services designed to meet the needs of the Bank's customer base. The Organizers are active members of the business community in Rockdale County, Georgia and continued active community involvement will provide an opportunity to promote the Bank and its products and services. The Organizers intend to utilize effective advertising and superior selling efforts in order to build a distinct institutional image for the Bank and to capture a customer base.

MARKET AREA AND COMPETITION

       The primary market area for the proposed Bank in Rockdale County, Georgia is included in the Atlanta Metropolitan Statistical Area and is located approximately 30 minutes East of Atlanta via Interstate 20. Rockdale County offers a wholesome environment to raise a family, yet has the advantages of a large city because Atlanta is such a short distance away. While Rockdale County is one of the smallest counties in Georgia, it has experienced steady growth over the last several years and projections indicate that this growth will continue into the next decade. Rockdale County includes industrial, business and service offices, government offices, free-standing retail businesses, restaurants, and numerous strip shopping centers. Principal residential areas are located in the southern portion of the county while the majority of the business activities are in the middle and northern portion of the county. Conyers, the principal city located in Rockdale County, serves as a regional medical community with a 107-bed non-profit hospital located in it. This full service medical center supports over 200 physicians and has undergone four major building expansions since 1979.

       According to the 1990 U.S. Census, Rockdale County has a population of 54,091, representing an increase of 42.7% over the 1980 U.S. Census figure of 36,746. The Georgia Office of Planning and Budget indicated in a Georgia Department of Labor Report that Rockdale County is estimated to have a population of 74,432 by the year 2000.

       Stability in the local Rockdale County economy principally evolves from a large manufacturing base. Rockdale County has approximately 90 manufacturing firms which produce a wide array of products, including apparel, lighting fixtures, food processing, plastic cups, high tech robotics, and video cassettes. The largest employers in Rockdale County include AT&T Communications, Lithonia Lighting, Sweetheart Cups, Inc., Golden States Foods, Maxell Corporation of America, Kysor-Warren, and Phoenix Refrigeration Systems, Inc. The existence of these high quality, high paying employers has resulted in a lower-than-average unemployment for Rockdale County. The Georgia Department of Labor currently reports an unemployment rate for Rockdale County of 3.7%, the lowest of any county in the immediate area. This rate compares to unemployment rates for the entire State of Georgia of 5.2% and the United States of 6.1%.

       Competition among financial institutions in the Bank's primary service area is intense. There are 8 commercial banks with a total of 17 branches in Rockdale County, and 2 credit unions with one branch office for each. The largest banks are affiliated with 4 major bank holding companies. There are no locally owned banks.

       Financial institutions primarily compete with one another for deposits. In turn, a bank's deposit base directly affects such bank's loan activities and general growth. Primary methods of competition include interest rates on deposits and loans, service charges on deposit accounts and the designing of unique financial services products. The Bank will be competing with financial institutions which have much greater financial resources than the Bank, and which may be able to offer more and unique services and possibly better terms to their customers. However, the Organizers of the Bank believe that the Bank will be able to attract sufficient deposits to enable the Bank to compete effectively with other area financial institutions.

       The Bank will be in competition with existing area financial institutions other than commercial banks and savings and loan associations, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which have recently been invading the traditional banking markets. Due to the growth of the Rockdale County area, it is anticipated that additional competition will continue from new entrants to the market.

DEPOSITS

       The Bank will offer a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing statement savings accounts and certificates of deposit with fixed and variable rates and a range of maturity date options. The sources of deposits will be residents, businesses and employees of businesses within the Bank's market area, obtained through the personal solicitation of the Bank's officers and directors, direct mail solicitation and advertisements published in the local media. The Bank will pay competitive interest rates on time and savings deposits up to the maximum permitted by law or regulation. In addition, the Bank will implement a service charge fee schedule competitive with other financial institutions in the Bank's market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and the like.

LOAN PORTFOLIO

       The Bank will engage in a full complement of lending activities, including commercial, consumer/installment and real estate loans. Initially, the Bank will have a legal lending limit for unsecured loans of up to $900,000 to any one person. See "SUPERVISION AND REGULATION."

       Commercial and Industrial Loans

       Commercial lending will be directed principally towards businesses whose demands for funds fall within the Bank's legal lending limits and which are potential deposit customers of the Bank. This category of loans includes loans made to individual, partnership or corporate borrowers, and obtained for a variety of business purposes. Particular emphasis will be placed on loans to small and medium-sized businesses. The primary repayment risk for commercial loans is the failure of the business due to economic or financial factors. Although the Bank typically will look to a commercial borrower's cash flow as the principal source of repayment for such loans, many commercial loans will be secured by inventory, equipment, accounts receivable, and other assets.

       Consumer Loans

       The Bank's consumer loans will consist primarily of installment loans to individuals for personal, family and household purposes, including automobile loans to individuals and pre-approved lines of credit. This category of loans will also include lines of credit and term loans secured by second mortgages on the residences of borrowers for a variety of purposes including home improvements, education and other personal expenditures. In evaluating these loans the Bank will review the borrower's level and stability of income and past credit history and the impact of these factors on the ability of the borrower to repay the loan in a timely manner. In addition, the Bank will maintain a proper margin between the loan amount and collateral value.

       Real Estate Loans

       The Bank's real estate loans will consist of residential first and second mortgage loans, residential construction loans and commercial real estate loans to a limited degree. These loans will be made consistent with the Bank's appraisal policy and real estate lending policy which will detail maximum loan to value ratios and maturities. These loan to value ratios will be sufficient to compensate for fluctuations in the real estate market to minimize the risk of loss to the Bank.

       While risk of loss in the Bank's loan portfolio is primarily tied to the credit quality of the various borrowers, risk of loss may also increase due to factors beyond the Bank's control, such as local, regional and/or national economic downturns. General conditions in the real estate market may also impact the relative risk in the Bank's real estate portfolio. Of the Bank's target areas of lending activities, commercial loans are generally considered to have greater risk than real estate loans or consumer installment loans.

       Management of the Bank intends to originate loans and to participate with other banks with respect to loans which exceed the Bank's lending limits. Management of the Bank does not believe that loan participations will necessarily pose any greater risk of loss than loans which the Bank originates.

INVESTMENTS

       The Bank intends to invest primarily in direct obligations of the United States, obligations guaranteed as to principal and interest by the United States, obligations of agencies of the United States, and certificates of deposit issued by commercial banks. In addition, the Bank will enter into Federal Funds transactions with its principal correspondent banks, and anticipates that it will primarily act as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from the Bank to another bank.

ASSET/LIABILITY MANAGEMENT

       It is the objective of the Bank to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan investment, borrowing and capital policies. Certain of the officers of the Bank will be responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of the Bank will seek to invest the largest portion of the Bank's assets in commercial, consumer and real estate loans.

       The Bank's asset/liability mix will likely be monitored on a daily basis with a monthly report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the Bank's Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on the Bank's earnings.

CORRESPONDENT BANKING

       Correspondent banking involves the providing of services by one bank to another bank which cannot provide that service for itself from an economic or practical standpoint. The Bank will be required to purchase correspondent services offered by larger banks, including check collections, purchase of Federal Funds, security safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations, and sales of loans to or participations with correspondent banks.

       The Bank anticipates that it will sell loan participations to correspondent banks with respect to loans which exceed the Bank's lending limit. As compensation for services provided by a correspondent, the Bank may maintain certain balances with such correspondents in non-interest bearing accounts.

DATA PROCESSING

       The Bank plans to sign a data processing servicing agreement with an outside service bureau. It is expected that this servicing agreement will provide for the Bank to receive a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment lending data processing, payroll, central information file and ATM processing and investment portfolio accounting.

FACILITIES

       Upon commencement of operations, the Bank will open in both temporary quarters located at the intersection of Highway 138 and Miller's Chapel Road, Conyers, Georgia and in a branch office located at 1600 Georgia Highway 20, Conyers, Georgia. Once the Bank's new headquarters has been constructed, which is expected to occur in September 1998, the Bank will occupy a 7,500 square feet building containing 8 teller stations, 6 offices, a vault, 3 drive-in windows, and a conference room. See "BUSINESS OF THE COMPANY -- Premises."

EMPLOYEES

       In its first year of operation, the Bank anticipates that it will employ 18 persons on a full-time basis, including 5 officers, and 4 persons on a part-time basis. The Bank will hire additional persons as needed, including additional tellers and financial service representatives.

MONETARY POLICIES

       The results of operations of the Bank will be affected by credit policies of monetary authorities, particularly the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve Board, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Bank.

                           SUPERVISION AND REGULATION

       The Company and the Bank operate in a highly regulated environment, and their business activities are governed by statute, regulation and administrative policies. The business activities of the Company and the Bank are closely supervised by a number of federal regulatory agencies, including the Federal Reserve Board, the OCC, the Georgia Banking Department , and the FDIC.

       The Company is regulated by the Federal Reserve Board under the federal Bank Holding Company Act, which requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of the voting shares of any bank or all or substantially all of the assets of a bank, and before merging or consolidating with another bank holding company. The Federal Reserve Board (pursuant to regulation and published policy statements) has maintained that a bank holding company must serve as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve Board policy, the Company may be required to provide financial support to a subsidiary bank at a time when, absent such Federal Reserve Board policy, the Company may not deem it advisable to provide such assistance.

       Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, the restrictions on interstate acquisitions of banks by bank holding companies were repealed on September 9, 1995, such that the Company and any other bank holding company located in Georgia is able to acquire a bank located in any other state, and a bank holding company located outside Georgia can acquire any Georgia-based bank, in either case subject to certain deposit percentage and other restrictions. The legislation also provides that, unless an individual state elects beforehand either (i) to accelerate the effective date or (ii) to prohibit out-of-state banks from operating interstate branches within its territory, on or after June 1, 1997, adequately capitalized and managed bank holding companies will be able to consolidate their multistate bank operations into a single bank subsidiary and to branch interstate through acquisitions. De novo branching by an out-of-state bank would be permitted only if it is expressly permitted by the laws of the host state. The authority of a bank to establish and operate branches within a state will continue to be subject to applicable state branching laws. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act, the State of Georgia has recently adopted an interstate banking statute that, beginning on June 1, 1997, removes the existing restrictions on the ability of banks to branch interstate through mergers, consolidations and acquisitions.


       A bank holding company is generally prohibited from acquiring control of any company which is not a bank and from engaging in any business other than the business of banking or managing and controlling banks. However, there are certain activities which have been identified by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto and thus permissible for bank holding companies, including the following activities: acting as investment or financial advisor to subsidiaries and certain outside companies; leasing personal and real property or acting as a broker with respect thereto; providing management consulting advice to nonaffiliated banks and nonbank depository institutions; operating collection agencies and credit bureaus; acting as a futures commission merchant; providing data processing and data transmission services; acting as an insurance agent or underwriter with respect to limited types of insurance; performing real estate appraisals; arranging commercial real estate equity financing; providing securities brokerage services; and underwriting and dealing in obligations of the United States, the states and their political subdivisions. In determining whether an activity is so closely related to banking as to be permissible for bank holding companies, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce such benefits to the public as greater convenience, increased competition and gains in efficiency that outweigh such possible adverse effects as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices. Generally, bank holding companies are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board.

       The Company is also regulated by the Georgia Banking Department under the Georgia Bank Holding Company Act, which requires every Georgia bank holding company to obtain the prior approval of the Georgia Commissioner of Banking before acquiring more than 5% of the voting shares of any bank or all or substantially all of the assets of a bank, or before merging or consolidating with any other bank holding company. A Georgia bank holding company is generally prohibited from acquiring ownership or control of 5% or more of the voting shares of any bank unless the bank being acquired is either a bank for purposes of the federal Bank Holding Company Act of 1956, or a federal or state savings and loan association or a savings bank or federal savings bank whose deposits are insured by the federal deposit insurance program and such bank has been in existence and continuously operating as a bank for a period of five years or more prior to the date of acquisition.

       As a national bank, the Bank is subject to the supervision of the OCC and, to a limited extent, the FDIC and the Federal Reserve Board. With respect to expansion, national banks situated in the State of Georgia are generally prohibited from establishing branch offices or facilities outside of the county in which such main office is located, except (i) in adjacent counties in certain situations, or (ii) by means of a merger, consolidation, or sale of assets. The Georgia Legislature has adopted legislation which reduces the limitations imposed on banks situated in the State of Georgia to establish branch offices. The new law permits a Georgia bank to establish three new or additional branch banks, de novo, in any county within the State of Georgia, in addition to establishing branch offices or facilities in adjacent counties and by merger or consolidation. Moreover, beginning on July 1, 1998, a bank located in the State of Georgia will be permitted to establish new or additional branch banks anywhere in the state by relocation of the parent bank or another branch bank, or by merger, consolidation, or purchase of assets and assumption of liabilities involving another parent bank or branch bank.

       The Bank is also subject to the Georgia banking and usury laws restricting the amount of interest which it may charge in making loans or other extensions of credit. In addition, the Bank, as a subsidiary of the Company, is subject to restrictions under federal law in dealing with the Company and other affiliates, if any. These restrictions apply to extensions of credit to an affiliate, investments in the securities of an affiliate and the purchase of assets from an affiliate.

       Loans and extensions of credit by national banks are subject to legal lending limitations. Under federal law, a national bank may grant unsecured loans and extensions of credit in an amount up to 15% of its unimpaired capital and surplus to any person if the loan and extensions of credit are not fully secured by collateral having a market value at least equal to their face amount. In addition, a national bank may grant loans and extensions of credit to a single person up to 10% of its unimpaired capital and surplus, provided that the transactions are fully secured by readily marketable collateral having a market value determined by reliable and continuously available price quotations at least equal to the amount of funds outstanding. This 10% limitation is separate from, and in addition to, the 15% limitation for unsecured loans. Loans and extensions of credit may exceed the general lending limit if they qualify under one of several exceptions. Such exceptions include certain loans or extensions of credit arising from the discount of commercial or business paper, the purchase of bankers' acceptances, loans secured by documents of title, loans secured by U.S. obligations and loans to or guaranteed by the federal government.

       The Bank's loan operations are also subject to certain federal laws applicable to credit transactions, such as the federal Truth-In-Lending Act governing disclosures of credit terms to consumer borrowers, the Equal Credit Opportunity Act prohibiting discrimination on the basis of race, color, religion, or other prohibited factors in extending credit, the Fair Credit Reporting Act governing the manner in which consumer debts may be collected by collection agencies, and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws. The deposit operations of the Bank are also subject to the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

       The Bank is also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal regulator, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low- and moderate-income neighborhoods. The OCC's assessment of a bank's record is made available to the public. Further, an evaluation of any bank's performance is required of any bank that has applied, among other things, to establish a new branch office that will accept deposits, to relocate an existing office, or to merge or consolidate with, or acquire the assets of or assume the liabilities of, a federally-regulated financial institution.

       Both the Company and the Bank are subject to regulatory capital requirements imposed by the Federal Reserve Board and the OCC. In 1989, each of those agencies issued new risk-based capital guidelines for bank holding companies and banks which made regulatory capital requirements more sensitive to differences in risk profiles of various banking organizations. The capital adequacy guidelines issued by the Federal Reserve Board are applied to bank holding companies on a consolidated basis with the banks owned by the holding company. The risk capital guidelines of the OCC apply directly to national banks regardless of whether they are a subsidiary of a bank holding company. Each agency's requirements (which are substantially similar), provide that banking organizations must have capital equivalent to 8% of risk-weighted assets. The risk weights assigned to assets are based primarily on credit risks. Depending upon the riskiness of a particular asset, it is assigned to a risk category. For example, securities with an unconditional guarantee by the United States government are assigned to the lowest risk category. A risk weight of 50% is assigned to loans secured by owner-occupied one to four family residential mortgages, provided that certain conditions are met. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk-weighted assets. The Federal Reserve Board and the OCC have also implemented new minimum capital leverage ratios to be used in tandem with the risk-based guidelines in assessing the overall capital adequacy of banks and bank holding companies. Under the Federal Reserve Board and OCC rules, banking institutions are required to maintain a ratio of 3% "Tier 1" capital to total assets (net of goodwill). Tier 1 capital includes common stockholders equity, noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries.

       Both the risk-based capital guidelines and the leverage ratio are minimum requirements, applicable only to top- rated banking institutions. Institutions operating at or near these levels are expected to have well-diversified risk, high asset quality, high liquidity, good earnings and in general, have to be considered strong banking organizations, rated composite 1 under the CAMEL rating system for banks. Institutions with lower ratings and institutions with high levels of risk or experiencing or anticipating significant growth would be expected to maintain ratios 100 to 200 basis points above the stated minimums.

       The OCC amended the risk-based capital guidelines applicable to national banks in an effort to clarify certain questions of interpretation and implementation, specifically with regard to treatment of originated and purchased mortgage servicing rights and other intangible assets. The OCC's guidelines provide that intangible assets are generally deducted from Tier 1 capital in calculating a bank's risk-based capital ratio. However, certain intangible assets which meet specified criteria ("qualifying intangibles") such as mortgage servicing rights are retained as a part of Tier 1 capital. The OCC currently maintains that only mortgage servicing rights and purchased credit card relationships meet the criteria to be considered qualifying intangibles. The OCC's guidelines formerly provided that the amount of such qualifying intangibles that may be included in Tier 1 capital was strictly limited to a maximum of 25% of total Tier 1 capital. The OCC has amended its guidelines to increase the limitation on such qualifying intangibles from 25% to 50% of Tier 1 capital and further to permit the inclusion of purchased credit card relationships as a qualifying intangible asset.

       In addition, the OCC has adopted rules which clarify treatment of asset sales with recourse not reported on a bank's balance sheet. Among assets affected are mortgages sold with recourse under Fannie Mae, Freddie Mac and Farmer Mac programs. The rules clarify that even though those transactions are treated as asset sales for bank Call Report purposes, those assets will still be subject to a capital charge under the risk-based capital guidelines.

       The OCC and the Federal Reserve Board recently adopted final regulations revising their risk-based capital guidelines to further ensure that the guidelines take adequate account of interest rate risk. Interest rate risk is the adverse effect that changes in market interest rates may have on a bank's financial condition and is inherent to the business of banking. Under the new regulations, when evaluating a bank's capital adequacy, the agencies capital standards now explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates. The exposure of a bank's economic value generally represents the change in the present value of its assets, less the change in the value of its liabilities, plus the change in the value of its interest rate off-balance sheet contracts. Concurrently, the agencies issued a joint policy statement to bankers, effective June 26, 1996, to provide guidance on sound practices for managing interest rate risk. In the policy statement, the agencies emphasize the necessity of adequate oversight by a bank's Board of Directors and senior management and of a comprehensive risk management process. The policy statement also describes the critical factors affecting the agencies' evaluations of a bank's interest rate risk when making a determination of capital adequacy. The agencies' risk assessment approach used to evaluate a bank's capital adequacy for interest rate risk relies on a combination of quantitative and qualitative factors. Banks that are found to have high levels of exposure and/or weak management practices will be directed by the agencies to take corrective action.

       The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "Act"), enacted on December 19, 1991, provides for a number of reforms relating to the safety and soundness of the deposit insurance system, supervision of domestic and foreign depository institutions and improvement of accounting standards. One aspect of the Act involves the development of a regulatory monitoring system requiring prompt action on the part of banking regulators with regard to certain classes of undercapitalized institutions. While the Act did not change any of the minimum capital requirements, it directed each of the federal banking agencies to issue regulations implementing the monitoring plan. The Act creates five "capital categories" ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized") which are defined in the Act and which are used to determine the severity of corrective action the appropriate regulator may take in the event an institution reaches a given level of undercapitalization. For example, an institution which becomes "undercapitalized" must submit a capital restoration plan to the appropriate regulator outlining the steps it will take to become adequately capitalized. Upon approving the plan, the regulator will monitor the institution's compliance. Before a capital restoration plan will be approved, any entity controlling a bank (i.e., holding companies) must guarantee compliance with the plan until the institution has been adequately capitalized for four consecutive calendar quarters. The liability of the holding company is limited to the lesser of five percent of the institution's total assets or the amount which is necessary to bring the institution into compliance with all capital standards. In addition, "undercapitalized" institutions will be restricted from paying management fees, dividends and other capital distributions, will be subject to certain asset growth restrictions and will be required to obtain prior approval from the appropriate regulator to open new branches or expand into new lines of business.

       As an institution drops to lower capital levels, the extent of action to be taken by the appropriate regulator increases, restricting the types of transactions in which the institution may engage and ultimately providing for the appointment of a receiver for certain institutions deemed to be critically undercapitalized.

       The Act also provides that banks have to meet new safety and soundness standards. In order to comply with the Act, the Federal Reserve Board, the OCC and the FDIC have adopted regulations defining operational and managerial standards relating to internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits.

       Both the capital standards and the safety and soundness standards which the Act seeks to implement are designed to bolster and protect the deposit insurance fund.

       In response to the directive issued under the Act, the regulators have issued regulations which, among other things, prescribe the capital thresholds for each of the five capital categories established by the Act. The following table reflects the capital thresholds:

                                               Total Risk -              Tier 1 Risk -            Tier 1
                                               Based Capital             Based Capital           Leverage
                                                  Ratio                      Ratio                 Ratio
                                           -------------------        -------------------      -------------
 Well capitalized(1)                                 10%                        6%                   5%

 Adequately Capitalized(1)                            8%                        4%                   4% (2)

 Undercapitalized(3)                                < 8%                      < 4%                 < 4% (4)

 Significantly Undercapitalized(3)                  < 6%                      < 3%                 < 3%

 Critically Undercapitalized                          -                         -                  > 2% (5)
                                                                                                   -
 ---------------------------

(1) An institution must meet all three minimums.
(2) 3% for composite 1-rated institutions, subject to appropriate federal banking agency guidelines.
(3) An institution falls into this category if it is below the specified capital level for any of the three capital measures.
(4) Less than 3% for composite 1-rated institutions, subject to appropriate federal banking agency guidelines.
(5) Ratio of tangible equity to total assets.

       As a national bank, the Bank is subject to examination and review by the OCC. This examination is typically completed on-site at least annually and is subject to off-site review at call. The OCC, at will, can access quarterly reports of condition, as well as such additional reports as may be required by the national banking laws.

       As a bank holding company, the Company is required to file with the Federal Reserve Board an annual report of its operations at the end of each fiscal year and such additional information as the Federal Reserve Board may require pursuant to the Act. The Federal Reserve Board may also make examinations of the Company and each of its subsidiaries.

       The scope of regulation and permissible activities of the Company and the Bank is subject to change by future federal and state legislation.

                     ORGANIZERS AND PRINCIPAL STOCKHOLDERS

       The following persons comprise the Organizers of the Company and the
Bank: C. Dean Alford; William L. Daniel; Hazel E. Durden; John A. Fountain, M.D.; Michael P. Jones; Julia W. Morgan; R. Flynn Nance, D.V.M.; Michael R. Potts; and Arthur J. Torsiglieri, Jr., M.D. Eight of the Organizers reside in Conyers, Georgia. One Organizer resides in Greensboro, Georgia, which is approximately 60 miles from Conyers. The Organizers as a group intend to subscribe for 139,500 shares or $1,395,000 in the offering which will equal 22.87% of the 610,000 shares to be outstanding upon completion of the minimum offering. In addition to the subscriptions committed to by the Organizers, the Organizers have also indicated that they may be willing to subscribe for additional shares in the offering, if necessary, to help the Company complete the offering and release the proceeds from escrow. In any event, total purchases by the Organizers will not exceed 200,000 shares or $2,000,000 in the aggregate, which will equal 32.8% of the 610,000 shares to be outstanding upon completion of the minimum offering.

       Upon commencement of the business of the Bank, Mr. Daniel will receive options to purchase shares of the Company's common stock equal to 1% of the amount of common stock sold in this offering, at an option price of $10.00 per share. One-half of these options vest when the Bank opens for business and the remainder vest over two years. See "MANAGEMENT -- Executive Compensation."

       All organizational expenses of the Company and the Bank will be financed by the Organizers. The Company has obtained a $300,000 line of credit from The Bankers Bank at an annual rate of interest of prime, available to pay organizational expenses of the Bank. Each of the nine Organizers has guaranteed twice his or her pro rata share of the total line of credit. In the event that the requisite approvals are obtained, a portion of the proceeds of this offering will be used to repay any borrowings on the line of credit, to the extent such repayment is reasonable and not detrimental to the operations of the Bank, and to the extent such repayment is allowed by the Comptroller and other appropriate bank regulatory authorities. See "USE OF PROCEEDS."

       Each of the Organizers intends to purchase a number of the shares of common stock of the Company offered hereby set forth in the following table, which also specifies the percentage of Common Stock to be owned by the Organizers after completion of the minimum offering.

                                                             Number              Percent of
                    Name of Beneficial Owner               of Shares          Minimum Offering
                    ------------------------               ---------          ----------------
                    C. Dean Alford                            20,000                3.28%
                    William L. Daniel                         12,500                2.05
                    Hazel E. Durden                           10,000                1.64
                    John A. Fountain, M.D.                    12,000                1.97
                    Michael P. Jones                          25,000                4.10
                    Julia W. Morgan                           25,000                4.10
                    R. Flynn Nance, D.V.M.                    10,000                1.64
                    Michael R. Potts                          15,000                2.46
                    Arthur J. Torsiglieri, Jr., M.D.          10,000                1.64
                                                            --------              ------

                             TOTAL                           139,500               22.87%

         Certain of the Organizers anticipate financing all or a portion of their purchases of the Company's Common Stock. In connection therewith, SunTrust Bank has agreed to finance up to 75% of the purchase price of the Company's Common Stock for each Organizer who so elects. Such loans will be payable over a term of ten years, will be secured by the Company's Common Stock and will bear interest at an annual rate of prime plus 1% adjusted daily.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

         The Company's directors and executive officers and the Bank's proposed directors and executive officers are as follows:

         Name                           Position with Company                     Position with Bank
------------------------------    -----------------------------------     ----------------------------------
C. Dean Alford                             Class I Director                            Director

William L. Daniel                 President, Chief Executive Officer,     President, Chief Executive Officer,
                                           Class I Director                            Director

Hazel E. Durden                            Class I Director                            Director

John A. Fountain, M.D.                     Class II Director                           Director

Michael P. Jones                     Chairman, Class II Director                       Director

Julia W. Morgan                      Secretary, Class III Director                     Director

R. Flynn Nance, D.V.M.                     Class II Director                           Director

Michael R. Potts                          Class III Director                           Director

Arthur J. Torsiglieri, Jr., M.D.          Class III Director                           Director

       Each of the above persons has been a director of the Company since February 1997. The Company has a classified Board of Directors whereby one-third of the members will be elected each year at the Company's Annual Meeting of Shareholders. Upon such election, each director of the Company will serve for a term of three years. See "DESCRIPTION OF COMMON STOCK -- Board of Directors." The Company's officers are appointed by the Board of Directors and hold office at the will of the Board.

       Each of the Bank's proposed directors will, upon approval of the OCC, serve until the Bank's first shareholders meeting, which meeting will be held shortly after the Bank receives its charter. It is anticipated that each interim director will be nominated to serve as director of the Bank at that meeting. After the first shareholders meeting, directors of the Bank will serve for a term of one year and will be elected each year at the Bank's Annual Meeting of Shareholders. The Bank's officers will be appointed by its Board of Directors and will hold office at the will of the Board.

       C. DEAN ALFORD, age 43, has served as President and Chief Executive Officer of A&C Intercom, Inc. since 1977. Mr. Alford is presently Chairman of Rockdale Health Systems, a director of the Rockdale Rotary Club, The Boy Scouts of America (and a 1997 recipient of the Silver Beaver Award from the Atlanta Area Council of The Boy Scouts of America), Conyers/Rockdale Boys & Girls Club, Conyers/Rockdale Chamber of Commerce, and the Center for the Visually Impaired. Mr. Alford is also the Chairman of the Georgia Tech School of Electrical and Computer Engineering Advisory Board, and is Chairman of the Transition Team and the Recreation Committee at Rockdale Baptist Church.

       WILLIAM L. DANIEL, age 47, began his banking career at Citizens & Southern National Bank in 1972 ultimately rising to the level of Senior Vice President when he left C&S in 1986. From December 1986 until September 1988, Mr. Daniel served as an organizer, President and Chief Executive Officer of the Enterprise National Bank, Atlanta, Georgia. From December 1988 until March 1996, Mr. Daniel served in various executive positions with Bank South Corporation, ending with the position of Regional President supervising the bank's 24 branches in Rockdale, South DeKalb, South Fulton, Clayton and Fayette counties. After the acquisition of Bank South Corporation by NationsBank, Mr. Daniel became Executive Vice President of First Newton Bank, Covington, Georgia. Effective January 31, 1997, Mr. Daniel has been devoting his full time to the organization of the Company and the chartering of the Bank. Mr. Daniel is active in the Good Shepherd Episcopal Church and is a director of the Rockdale County Water and Sewage Authority. Mr. Daniel is also Leadership Chairman of the Partners for Tomorrow Initiative and Chairman of the Rockdale County 1997 March of Dimes Walk America campaign.

       HAZEL E. DURDEN, age 67, is owner and real estate broker at Realty Metro, a company she founded in 1972. From 1953 until 1992, Mrs. Durden was employed in a management capacity with the Lovable Company. Mrs. Durden is a member of the Conyers/Rockdale Chamber of Commerce, the American Business Woman Association, and the Conyers/Rockdale Pilot Club. Mrs. Durden is also a former member of the Grievance Committee of Ethics and Relations of the Rockdale Board of Realtors.

       JOHN A. FOUNTAIN, M.D., age 44, has maintained a medical practice specializing in dermatology in Conyers, Georgia since 1983. Dr. Fountain is a member of the Medical Association of Georgia, American Academy of Dermatology, American Society of Dermatology Surgeons, and serves a Clinical Associate Professor of Dermatology at Emory University School of Medicine. Dr. Fountain is a former director of the Conyers/Rockdale Chamber of Commerce and is the Technical Director of boys soccer for the Rockdale County School System. Dr. Fountain has also served as Honorary Chairman for the Rockdale Emergency Relief Fund and is a life member of the Georgia Master 4-H Club and the Georgia 4-H Counselor Association.

       MICHAEL P. JONES, age 50, is Managing Partner of Jones & McKnight, P.C., Certified Public Accountants, which Mr. Jones founded in 1976. Mr. Jones has served as an advisory director for Bank South, Conyers, Georgia from 1988 to 1995 and has served as Chairman of the Conyers/Rockdale Chamber of Commerce. Mr. Jones is a member of the American Institute of CPAs and the Georgia Society of CPAs. Mr. Jones is also a 1993 Alumnus of the Regional Leadership Institute and has held numerous leadership positions with several Rockdale County youth sports organizations. Mr. Jones serves on the Administrative Board and is Chairman of Stewardship of the Salem United Methodist Church.

       JULIA W. MORGAN, age 69, is presently Chief Executive Officer of Ed Morgan & Associates, Inc., a corporation which she has owned and operated since 1981. Ms. Morgan served as a director of First Bank of Conyers until that bank merged with Bank South in 1987, at which time she became an advisory director for Bank South and served as a director for its parent corporation, Bank South Corporation, until 1996 when the bank merged with NationsBank. Ms. Morgan has served as the Chairperson for the Rotary Club of Conyers and a is member of the American Society of Life Underwriters and the Conyers/Rockdale Chamber of Commerce. Ms. Morgan currently serves on the Rockdale County Impoundment Authority and the Rockdale County Water and Sewer Authority.

       R. FLYNN NANCE, D.V.M., age 41, has since 1987 served as the President and owner of Honey Creek Veterinary Hospital, Inc., which is a veterinary medical facility offering medical and surgical care of companion animals in Conyers, Georgia. Dr. Nance is a member of Conyers/Rockdale Chamber of Commerce, the American Veterinary Medical Association, the American Heartworm Society, the Greater Atlanta Veterinary Medical Association, and the Georgia Veterinary Medical Association. Dr. Nance is also a charter member of the Rotary Club of Rockdale County.

       MICHAEL R. POTTS, age 42, is the founder and President of Potts General Contractors, Inc., a general commercial construction contracting firm started by Mr. Potts in 1986. Mr. Potts is a member of the Georgia Chapter of Associate General contractors. Mr. Potts is also currently serving and has served since 1992 as Director of Construction for the Rockdale County Board of Commissioners. He is a former Board member and Executive Committee member of the Conyers/Rockdale Chamber of Commerce, and is an active charter member of the Haven Fellowship Church.

       ARTHUR J. TORSIGLIERI, JR., M.D., age 37, has since June 1990 been a physician in Conyers, Georgia specializing in ear, nose and throat illnesses and is President of ENT Specialists, P.C., and is affiliated with Honey Creek Medical Association, Inc. and Wellbrook Association, Conyers, Georgia. Dr. Torsiglieri is also a clinical instructor, Department of Surgery, Division of Otolaryngology at Emory University, Atlanta, Georgia. Dr. Torsiglieri is a Fellow of the American Academy of Otolaryngology and the American College of Surgeons. Dr. Torsiglieri is a charter member of the Rotary Club of Rockdale and serves on the Eagle Board of Review for the Boy Scouts of America in Rockdale and Newton Counties.

       There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

EXECUTIVE COMPENSATION

       On February 21, 1997, the Organizers entered into an Employment Agreement with William L. Daniel pursuant to which Mr. Daniel will be paid $7,500 per month as a consultant to the Organizers for the purpose of assisting with the organization of the Bank and the Company. Once the Bank opens for business, the Employment Agreement provides that Mr. Daniel shall be employed as President and Chief Executive Officer of the Bank for a period ending on February 21, 2000, and shall be entitled to receive an annual base salary of $100,000, which may be increased at the discretion of the Board of Directors of the Bank at the end of the calendar quarter in which total deposits equal or exceed $20 million. Beginning on the second anniversary of the Bank's opening for business, Mr. Daniel is also eligible to receive a bonus in an amount determined by the Bank's Board of Directors. The Employment Agreement provides for the grant of stock options to Mr. Daniel in the amount of 1% of the Common Stock of the Company sold in this offering at a purchase price of $10.00 per share pursuant to an Incentive Stock Option Plan to be adopted by the Company. 50% of these options shall vest beginning on the date the Bank commences business, and 25% of such options shall vest on each of the first and second anniversaries of the Bank's opening for business. All such options shall be exercisable for a period of seven (7) years.

       The Employment Agreement also provides that Mr. Daniel shall receive an automobile allowance of $700 per month and such other benefits, such as health, hospitalization, disability and term life insurance generally made available to other senior executives of the Company and the Bank.

       Mr. Daniel has agreed to a non-compete and non-solicitation provision pursuant to which he agrees that and through the actual date of termination of the Employment Agreement and for a period of twelve months thereafter, he shall not, without the prior written consent of the Bank, within the primary service area of the Bank either directly or indirectly serve as an executive officer of any bank, bank holding company, or other financial institution.

       The Employment Agreement provides that the Bank may terminate the employment of Mr. Daniel for any reason, and, in such event, Mr. Daniel shall be entitled to the payment of his base salary for a period of six months and for reimbursement of up to $3,000 in fees incurred in connection with outplacement services.

       No other officer or director of the Company have received any cash compensation for services to the Company.

STOCK OPTION PLANS

       The Company's Board of Directors will adopt an Incentive Stock Option Plan (the "Plan") to cover Mr. Daniel's options and for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the committee administering the Plan. The Plan will be contingent upon approval by the stockholders of the Company. The Plan will provide for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. No person may serve as a member of the committee who is then eligible for a grant of options under the Plan or has been so eligible for a period of one year prior to his service on the committee. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Stock options granted pursuant to the Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company.

       The Board of Directors may, at the Company's first Annual Meeting of Shareholders after the Bank opens for business, propose for shareholder approval a directors stock option plan, which will be designed to provide incentive compensation to directors in the event that the Company's common stock increases in value during the term of such options. The details of this directors option plan have not yet been determined, but these details will be disclosed to shareholders in the Company's Proxy Statement issued in connection with solicitation of shareholder approval of such plan.

                              CERTAIN TRANSACTIONS

       Once the Bank opens for business, it is anticipated that it will extend loans from time to time to certain of the Company's directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans will be made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and will not involve more than the normal risk of collectibility or present other unfavorable features.

                          DESCRIPTION OF COMMON STOCK

       The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $1.00 par value of which no shares are presently issued and outstanding.

COMMON STOCK

       The holders of Common Stock are entitled to elect the members of the Board of Directors of the Company and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company.

       No holder of any class of stock of the Company has preemptive rights with respect to the issuance of shares of that or any other class of stock and the Common Stock is not entitled to cumulative voting rights with respect to the election of directors.

       The holders of Common Stock are entitled to dividends and other distributions if, as, and when declared by the Board of Directors out of assets legally available therefor. Upon the liquidation, dissolution, or winding up of the Company, the holder of each share of Common Stock will be entitled to share equally in the distribution of the Company's assets. The holders of Common Stock are not entitled to the benefit of any sinking fund provision.
The shares of Common Stock of the Company are not subject to any redemption provisions, nor are they convertible into any other security or property of the Company. All outstanding shares of each class of Common Stock are, and the shares to be outstanding upon completion of this offering will be, fully paid and nonassessable.

BOARD OF DIRECTORS

       The initial Board of Directors of the Company consists of nine directors. The directors are divided into three classes, designated Class I, Class II and Class III. Each class will consist, as nearly as may be possible, of one- third of the total number of directors constituting the entire Board of Directors. The term of the Company's initial Class I directors expires at the Company's first Annual Meeting of Shareholders; the term of the Company's initial Class II directors expires at the Company's second Annual Meeting of Shareholders; and the term of the Company's initial Class III directors expires at the Company's third Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting will be elected for a three- year term. If the number of directors is changed, an increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his predecessor. Except in the case of removal from office, any vacancy on the Board of Directors, will be filled by a majority vote of the remaining directors then in office.

       Any director may be removed, with or without cause, at any regular or special meeting of shareholders called for that purpose, and his position filled by another person nominated and elected for that purpose by the holders of seventy-five percent (75%) of the outstanding shares of the Company's Common Stock.

       The effect of the classified Board of Directors is to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

REQUIREMENTS FOR SUPERMAJORITY APPROVAL OF TRANSACTIONS

       The Company's Articles of Incorporation contain provisions requiring supermajority stockholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The Articles of Incorporation require the affirmative vote or consent of the holders of at least two-thirds (66-2/3%) of the shares of each class of Common Stock of the Company entitled to vote in elections of directors to approve any merger, consolidation, disposition of all or a substantial part of the assets of the Company or a subsidiary of the Company, exchange of securities requiring stockholder approval or liquidation of the Company ("Covered Transaction"), if any person who together with his affiliates and associates owns beneficially 5% or more of any voting stock of the Company ("Interested Person") is a party to the transaction; provided that three-fourths (75%) of the entire Board of Directors of the Company has not approved the transaction. In addition, the Articles of Incorporation require the separate approval by the holders of a majority of the shares of each class of stock of the Company entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by an Interested Person, of any merger, consolidation, disposition of all or a substantial part of the assets of the Company or a subsidiary of the Company, or exchange of securities requiring stockholder approval ("Business Combination"), if an Interested Person is a party to such transaction; provided, that such approval is not required if (a) the consideration to be received by the holders of the stock of the Company meets certain minimal levels determined by a formula under the Articles of Incorporation (generally the highest price paid by the Interested Person for any shares which he has acquired), (b) there has been no reduction in the average dividend rate from that which was obtained prior to the time the Interested Person became such, and (c) the consideration to be received by shareholders who are not Interested Persons shall be paid in cash or in the same form as the Interested Person previously paid for shares of such class of stock. These Articles of the Company's Articles of Incorporation, as well as the Article establishing a classified Board of Directors, may be amended, altered, or repealed only by the affirmative vote or consent of the holders of at least 75% of the shares of each class of stock of the Company entitled to vote in elections of directors.

       The effect of these provisions is to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

       As provided under Georgia law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

       Article VI of the Company's Bylaws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

       The Company's Bylaws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or
(d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or
(ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

       The Company may, if authorized by its stockholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

STATUTORY PROVISIONS

       The State of Georgia has statutory provisions relating to business combinations between a Georgia corporation and an "interested shareholder" that outline the statutory requirements to effect such transactions. However, the law provides that these sections only apply if the corporation specifically provides in its bylaws that such requirements are applicable. The Company has not so provided in its bylaws and, therefore, these statutory anti-takeover provisions do not apply to the Company.

                               LEGAL PROCEEDINGS

       There are no material pending legal proceedings to which the Company or the Bank is a party or of which any of their properties are subject; nor are there material proceedings known to the Company to be contemplated by any governmental authority; nor are there material proceedings known to the Company, pending or contemplated, in which any director, officer or affiliate or any principal security holder of the Company, or any associate of any of the foregoing is a party or has an interest adverse to the Company or the Bank.

                                 LEGAL MATTERS

       Certain legal matters in connection with the shares of Common Stock offered hereby will be passed upon for the Company by Smith, Gambrell & Russell, LLP, Suite 1800, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, counsel to the Company.

                                    EXPERTS

       The financial statements of Rockdale National Bancshares, Inc. as of February 28, 1997 and for the period from Inception (February 13, 1997) to February 28, 1997 (the organization period) included herein and elsewhere in the Registration Statement have been included herein and in the Registration Statement in reliance upon the reports of Bricker & Melton, P.A., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

       The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement (herein, together with all amendments thereto, called the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. In addition, the Company will provide, without charge, to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus. Such request shall be directed to the Company either at its temporary mailing address at P. O. Box 82030, Conyers, Georgia 30208 or at its temporary telephone number at (770) 760-7573.

                      ==================================

                      ROCKDALE NATIONAL BANCSHARES, INC.
                      (A DEVELOPMENT STAGE CORPORATION)

                             FINANCIAL STATEMENTS

                               FEBRUARY 28, 1997

                      ==================================

                       ROCKDALE NATIONAL BANCSHARES, INC.
                       (A DEVELOPMENT STAGE CORPORATION)


================================================================================

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                     Page
                                                                                                                     ----
Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

Balance Sheet--February 28, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2

Statement of Operations for the Period from
   Inception (February 13, 1997) to February 28, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3

Statement of Changes in Stockholders' Equity
   for the Period from Inception (February 13, 1997) to February 28, 1997   . . . . . . . . . . . . . . . . . . . . . F-4

Statement of Cash Flows for the Period from
   Inception (February 13, 1997) to February 28, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5

Notes to Financial Statements as of February 28, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Rockdale National Bancshares, Inc.


   We have audited the accompanying balance sheet of Rockdale National Bancshares, Inc. (a development stage corporation), as of February 28, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the period from inception (February 13, 1997) to February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rockdale National Bancshares, Inc. as of February 28, 1997, and the results of its operations and its cash flows for the period from inception (February 13, 1997) to February 28, 1997, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that Rockdale National Bancshares, Inc. will continue as a going concern. As discussed in note 1 to the financial statements, the Company is in the organization stage and has not commenced operations. Also, as discussed in note 2, the Company's future operations are dependent on obtaining capital through an initial stock offering and obtaining the necessary final regulatory approvals to operate under a commercial bank charter. These factors and the expense associated with development of a new banking institution raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 2. The financial statements do not include any adjustments relating to the recoverability of reported asset amounts or the amount of liabilities that might result from the outcome of the uncertainty.


                                        BRICKER & MELTON, P.A.

Duluth, Georgia
March 18, 1997

                      ROCKDALE NATIONAL BANCSHARES, INC.
                      (A DEVELOPMENT STAGE CORPORATION)

                                BALANCE SHEET
                              FEBRUARY 28, 1997

================================================================================


           ASSETS
Cash                                                                                        $      26,322
                                                                                            -------------

   Current Assets                                                                                  26,322
                                                                                            -------------

Organization costs                                                                                 35,271


Deferred stock offering expenses                                                                    5,500


Other assets--earnest money                                                                        10,000
                                                                                            -------------

        TOTAL ASSETS                                                                        $      77,093
                                                                                            =============

                     LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES
   Accounts payable--organizers (Note 2)                                                    $      85,000
                                                                                            -------------

     Current liabilities                                                                           85,000
                                                                                            -------------

        TOTAL LIABILITIES                                                                          85,000
                                                                                            -------------

   Commitments (Note 3)


STOCKHOLDERS' EQUITY
   Common stock, par value $1.00 per share; 10,000,000 shares
     authorized; organizational shares                                                                 50
   Additional paid-in capital                                                                         450
   Deficit accumulated during the development stage                                                (8,407)
                                                                                            -------------

        TOTAL STOCKHOLDERS' EQUITY                                                                 (7,907)
                                                                                            -------------
        TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                                                             $      77,093
                                                                                            =============

See accompanying notes to financial statments.

                      ROCKDALE NATIONAL BANCSHARES, INC.
                      (A DEVELOPMENT STAGE CORPORATION)

                           STATEMENT OF OPERATIONS
    FOR THE PERIOD FROM INCEPTION (FEBRUARY 13, 1997) TO FEBRUARY 28,1997

================================================================================

Expenses:

   Management consulting fees                                                               $   7,941

   Other operating                                                                                466
                                                                                            ---------

     Net loss                                                                               $   8,407
                                                                                            =========





See accompanying notes to financial statements.

                       ROCKDALE NATIONAL BANCSHARES, INC.
                       (A DEVELOPMENT STAGE CORPORATION)

                      STATEMENT OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 13, 1997) TO FEBRUARY 28, 1997

================================================================================

                                                                                      Deficit
                                                                                    Accumulated
                                                                 Additional         During the
                                                 Common           Paid-in           Development
                                                  Stock           Capital              Stage          Total
                                             -------------    --------------     ----------------   ----------
Proceeds from the sale of
   organization shares                       $          50    $          450     $      --          $      500

Net loss                                           --                --                    (8,407)      (8,407)
                                             -------------    --------------     ----------------   ----------

Balance, February 28, 1997                   $          50    $          450     $         (8,407)  $   (7,907)
                                             =============    ==============     ================   ==========





See accompanying notes to financial statements.

                       ROCKDALE NATIONAL BANCSHARES, INC.
                       (A DEVELOPMENT STAGE CORPORATION)

                            STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 13, 1997) TO FEBRUARY 28, 1997

================================================================================


       CASH FLOWS FROM OPERATING ACTIVITIES
          Net loss                                                                                      $     (8,407)
          Adjustments to reconcile net income to net cash provided by operating activities:
               Increase in other assets--earnest money                                                       (10,000)
                                                                                                        ------------

                  NET CASH USED BY OPERATING ACTIVITIES                                                      (18,407)
                                                                                                        ------------
       CASH FLOWS FROM INVESTING ACTIVITIES
          Organization costs                                                                                 (35,271)
          Deferred stock offering expenses                                                                    (5,500)
                                                                                                        ------------

                  NET CASH USED BY INVESTING ACTIVITIES                                                      (40,771)
                                                                                                        ------------
       CASH FLOWS FROM FINANCING ACTIVITIES
          Proceeds from the sale of organization shares                                                          500
          Proceeds from loan by organizers                                                                    85,000
                                                                                                        ------------

                  NET CASH PROVIDED BY FINANCING ACTIVITIES                                                   85,500
                                                                                                        ------------
       NET INCREASE IN CASH AND CASH EQUIVALENTS                                                              26,322

       CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                       --
                                                                                                        ------------

       CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                       $     26,322
                                                                                                        ============





See accompanying notes to financial statements.

                       ROCKDALE NATIONAL BANCSHARES, INC.
                       (A DEVELOPMENT STAGE CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

================================================================================

(1)  ORGANIZATION

        Rockdale National Bancshares, Inc. (the "Company") was formed to establish Rockdale National Bank (the Bank). The organizers of the Company filed a joint application to charter the Bank with the Office of the Comptroller of the Currency (OCC) and the Federal Deposit Insurance Corporation (FDIC). Upon receipt of preliminary approval from the OCC, the Company will file an application with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance to become a bank holding company. Provided the necessary capital is raised and the necessary regulatory approvals are received, it is expected that operations will commence in the fourth quarter of 1997.

        The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices within the banking industry.

        The Company plans to raise a minimum of $6,100,000 through an offering of its $1.00 par value common stock. The organizers and directors expect to subscribe for a minimum of approximately $1,395,000 of the Company's stock.

        For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from bank.


(2)  LIQUIDITY AND GOING CONCERN CONSIDERATIONS

        The Company incurred a net loss of $8,407 for the period from inception (February 13, 1997) to February 28, 1997. Operations through February 28, 1997, relate primarily to expenditures for incorporating and organizing the Company.

        At February 28, 1997, the Company has been totally funded by a loan from the organizers.The current organizers plan to establish a line of credit to pay back organizers and provide additional operating funds until permanent funding is obtained. Management believes that the current level of expenditures is well within the financial capabilities of the organizers and adequate to meet existing obligations and fund current operations. However, obtaining final regulatory approvals and commencing banking operations is dependent on successfully completing the stock offering and obtaining regulatory approval.

        To provide permanent funding for its operations, the company is currently anticipating offering a minimum of 610,000 and a maximum of 800,000 shares of its common stock, $1.00 par value, at $10.00 per share in an initial public offering. Costs related to the organization and registration of the company's common stock will be paid from the gross proceeds of the offering. Should subscriptions for the minimum offering not be obtained, amounts paid by subscribers with their subscriptions will be returned and the offer withdrawn.

                       ROCKDALE NATIONAL BANCSHARES, INC.
                       (A DEVELOPMENT STAGE CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

================================================================================


(3)  COMMITMENTS

        Upon the completion of the sale of common stock and the opening of the Bank, incurred organization costs (consisting principally of legal, regulatory, consulting and incorporation fees) will be deferred and amortized over the Company's initial sixty months of operations. Offering expenses (consisting principally of direct, incremental costs of the stock offering) will be deducted from the proceeds of the offering, and pre-opening expenses (consisting principally of salaries, overhead and other operating costs) will be charged against the initial period's operating results.

        The Company entered into an employment agreement with its President and Chief Executive Officer. The agreement continues for a period ending on February 21, 2000, and provides for an annual base salary of $90,000 per year until the Bank opens for business and $100,000 per year after opening, in addition to a $700 per month automobile allowance and such other benefits as health, hospitalization, disability and term life insurance generally made available to other senior executives of the Company and the Bank.

        The Company has entered into an option agreement dated February 4, 1997, to acquire a 2.50 acre tract of land located at the intersection of 1000 Georgia Highway 138 and Miller's Chapel Road for a total purchase price of $424,160 from a party unaffiliated with the organizers or the Company. The Company intends to construct its headquarters building on this property. The building will contain approximately 7,500 square feet of finished space at a cost of approximately $937,500. The sum of $5,000 has been paid as earnest money, and the contract is contingent upon receiving Bank Charter approval from the required regulatory agencies.

        Until construction of the Bank building is complete, the Company will temporarily operate out of offices in a modular bank facility also located at the intersection of 1000 Georgia Highway 138 and Miller's Chapel Road. The Company will lease the facility pursuant to a month-to-month lease at the monthly rental of $3,300 after spending approximately $20,000 for site preparation and facility set-up work. It is estimated that the Company and the Bank will operate out of this temporary facility for approximately twelve months until construction of the headquarters building has been completed.

        In addition to its headquarters facility, the Company's banking subsidiary plans to open a small branch office facility located at 1600 Georgia Highway 20, Conyers, Georgia. This branch facility will be acquired for a purchase price of approximately $385,000. It is anticipated that the facility will require approximately $150,000 in improvements prior to its opening. The sum of $5,000 has been paid as earnest money, and the contract is contingent upon receiving Bank Charter approval from the required regulatory agencies.

                                  APPENDIX "A"



                                              Rockdale National Bancshares, Inc.
                                              P.O. Box 82030
                                              Conyers, Georgia 30208



                                 March 28, 1997


The Bankers Bank
3715 Northside Parkway
300 North Creek
Suite 800
Atlanta, Georgia 30327

Attention:   William R. Burkett


Gentlemen:

         Rockdale National Bancshares, Inc., a Georgia corporation (the "Company"), proposes to offer for sale up to 800,000 shares of its $1.00 par value common stock (the "Common Stock"), which shares shall be registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form SB-2 with the Securities and Exchange Commission. Shares will be offered at a price of $10.00 each. The minimum subscription per subscriber is 100 shares.

         (1) The Company hereby appoints and designates you as Escrow Agent for the purposes set forth herein. By your signature hereto, you acknowledge and accept said appointment and designation. The Company understands that you, by accepting said appointment and designation, in no way endorse the merits of the offering of the shares described herein. The Company agrees to notify any person acting on its behalf that your position as Escrow Agent does not constitute such an endorsement, and to prohibit said persons from the use of your name as an endorser of such offering. The Company further agrees to allow you to review any sales literature in which your name appears and which is used in connection with such offering.

         (2) The Company shall deliver all payments received in purchase of the shares (the "Subscription Funds") to you in the form in which they are received by noon of the next business day after their receipt by the Company, and the Company shall deliver to you within five (5) calendar days copies of written acceptances of the Company for shares in the Company for which the Subscription Funds represent payment. Upon receipt of such written acceptance by the Company, the Escrow Agent shall deposit such funds into the Escrow Account. The Company shall also deliver to you copies of completed Subscription Agreements for each subscriber, along with such subscriber's name, address, number of shares subscribed and social security or taxpayer identification number.

         (3) Subscription Funds shall be held and disbursed by you in accordance with the terms of this Agreement.

The Bankers Bank
March 28, 1997


         (4) In the event any Subscription Funds are dishonored for payment for any reason, you agree to orally notify the Company immediately thereof and to confirm same in writing and to return the dishonored Subscription Funds to the Company in the form in which they were delivered to you.

         (5) Should the Company elect to accept a subscription for less than the number of shares shown in the purchaser's Subscription Agreement, by indicating such lesser number of shares on the written acceptance of the Company transmitted to you, you shall deposit such payment in the escrow account and then remit within ten (10) calendar days after such deposit to such subscriber at the address shown in his Subscription Agreement that amount of his Subscription Funds in excess of the amount which constitutes full payment for the number of subscribed shares accepted by the Company as shown in the Company's written acceptance, without interest or diminution. Said address shall be provided by the Company to you as requested.

         (6) (a) As used herein, the term "Total Receipts" shall mean the sum of all Subscription Funds delivered to you pursuant to Paragraph (3) hereof, less all Subscription Funds returned pursuant to Paragraphs (4) and (5) hereof.

               (b) As used herein, the term "Expiration Date" shall mean the date which marks the 90th day after the date of the Prospectus; provided, however, in the event that you are given oral notification, followed in writing, by the Company that it has elected to extend the offering for an additional period of 90 days after the initial period, then the Expiration Date shall mean the date which marks the 180th day after the date of the Prospectus; provided further, in the event that you are given oral notification, followed in writing, by the Company that it has elected to extend the offering for an additional period of 90 days after the first extension, then the Expiration Date shall mean the date which marks the 270th day after the date of the Prospectus; provided further, in the event you are given oral notification, followed in writing, by the Company that it has elected to extend the offering for an additional period of 90 days after the second extension, then the Expiration Date shall mean the date which marks the 360th day after the date of the Prospectus..

               (c) If Total Receipts equal $6,100,000 on or before the Expiration Date, you shall, on the Closing Date, no later than 10:00 A.M., Eastern Daylight Time, upon receipt of 24-hour written instructions from the Company, remit all amounts representing Subscription Funds, plus any profits or earnings thereon after deducting your fees, if any, held by you pursuant hereto in accordance with such instructions.

         (7) If (i) Total Receipts are less than $6,100,000 as of 5:00 o'clock P.M., Eastern Daylight Time on the Expiration Date, or (ii) the offering is canceled by the Company at any time prior to the Expiration Date, then you shall promptly remit to each subscriber at the address set forth in his Subscription Agreement an amount equal to the amount of his Subscription Funds thereunder, adjusted for his allocated share of any net profits earned on the investment of the Subscription Funds as set forth in Paragraph 8, below. The Company hereby agrees to provide to you in writing the specific allocations of net profits attributable to each subscriber hereunder.

         (8) Pending disposition of the Subscription Funds under this Agreement, you are authorized, upon oral instructions, followed in writing, given by William L. Daniel to invest Subscription Funds in Federal Funds, in short- term direct obligations of the United States government, in short-term FDIC or FSLIC insured certificates of deposit, and/or in Fidelity Institutional U.S. Treasury Cash Portfolio, for short-term obligations of the United States government, but in any case with maturities of 90 days or less. For purposes of Paragraph 7 above, the specific allocations of net profits attributable to each subscriber shall be determined by the Company as follows; each subscriber's allocated share of earnings on the Subscription Funds, after

The Bankers Bank
March 28, 1997


deducting your fees, if any, shall be that fraction (i) the numerator of which is the dollar amount of such subscriber's accepted subscription multiplied by the number of days between the date of acceptance of the purchaser's subscription and the date of the offering's termination, inclusive (the subscriber's "Time Subscription Factor"), and (ii) the denominator of which is the aggregate Time Subscription Factors of all purchasers depositing Subscription Funds in the escrow account.

         (9) Your obligations as Escrow Agent hereunder shall terminate upon your transferring all funds you hold hereunder pursuant to the terms of Paragraphs (6) or (7) herein, as applicable.

         (10) As used herein, "Closing Date" shall mean the third business day following the earlier of (i) the date of receipt by you of Total Receipts aggregating $6,100,000 and executed Subscription Agreements and copies of written acceptances of the Company in connection therewith.

         (11) You shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which you believe to be genuine and what it purports to be.

         (12) You shall not be liable for anything which you may do or refrain from doing in connection with this Escrow Agreement, except your own gross negligence or willful misconduct.

         (13) You may confer with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or your duties hereunder, and you shall incur no liability and you shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all expenses and legal fees in this regard are payable from the Subscription Funds unless paid by the Company.

         (14) In the event of any disagreement between the Company and any other person resulting in adverse claims and demands being made in connection with any Subscription Funds involved herein or affected hereby, you shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any Subscription Funds then held by you under this Agreement, and in so doing you shall be entitled to continue to refrain from acting until
(a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the Subscription Funds involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and you shall have been notified in writing of such agreement signed by the parties thereto. In the event of such disagreement, you may, but need not, tender into the registry or custody of any court of competent jurisdiction all money or property in your hands under the terms of this Agreement, together with such legal proceedings as you deem appropriate and thereupon to be discharged from all further duties under this Escrow Agreement. The filing of any such legal proceeding shall not deprive you of your compensation earned prior to such filing. You shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve you in any cost, expense, loss or liability unless indemnification shall be furnished.

         (15) You may resign for any reason, upon thirty (30) days written notice to the Company. Upon the expiration of such thirty (30) day notice period, you may deliver all Subscription Funds and copies of Subscription Agreements in your possession under this Escrow Agreement to any successor Escrow Agent appointed by the Company, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction. Upon either such delivery, you shall be released from any and all liability under this Escrow Agreement.
A termination under this paragraph shall in no way change the terms of paragraphs 15 and 16

The Bankers Bank
March 28, 1997


affecting reimbursement of expenses, indemnity and fees. You shall have the right to deduct from the Subscription Funds transferred to any successor Escrow Agent any outstanding and unpaid expenses or fees.

         (16) You agree to charge your customary and normal fee for your services hereunder. A copy of the current schedule is attached hereto. The fee schedule may be modified from time to time. The acceptance fee and expenses shall be paid in advance or at closing by the Company. Any subsequent fees and expenses will be paid by the Company upon receipt of invoice.

         (17) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, to the respective addresses set forth herein. You shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless you have actually received written notice thereof from the Company or its authorized representative clearly referring to this Escrow Agreement.

         (18) The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the successors and assigns of you and the parties hereto. Notwithstanding the foregoing, the Company may not assign its rights hereunder without your prior written consent.

         (19) This Escrow Agreement shall be construed and enforced according to the laws of the State of Georgia.

         (20) This Escrow Agreement shall terminate and you shall be discharged of all responsibility hereunder at such time as you shall have completed your duties hereunder.

         (21) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         (22) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto. Further, this Escrow Agreement may only be amended by a written amendment signed by the parties hereto.

         (23) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         (24) The Company shall provide you with its Employer Identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to you any and all tax forms or reports required to be maintained or obtained by you. In the event that Subscription Funds are returned to subscribers pursuant to paragraph 7 hereof, you shall, based upon the information available to you, file with the Internal Revenue Service and send to each subscriber a Form 1099-INT with respect to contributions of interest to subscribers. All interest or other income earned under this Escrow Agreement which is payable to the Company pursuant to paragraph 6 hereof shall be allocated and paid as directed by the Company and reported to the Internal Revenue Service as having been so allocated and paid.

The Bankers Bank
March 28, 1997



         (25) Your signature hereto is your consent that a signed copy hereof may be filed with the various regulatory authorities of the State of Georgia and with any Federal Government agencies or regulatory authorities.

         Please indicate your acceptance of this Agreement by executing a copy of this letter and returning it to the undersigned.

                                     Very truly yours,

                                     ROCKDALE NATIONAL BANCSHARES, INC.


                                     By:  /s/ William L. Daniel
                                         -------------------------------------
                                         William L. Daniel
                                         President and Chief Executive Officer
Attest:


 /s/ Julia W. Morgan
-----------------------------------
Secretary

         (CORPORATE SEAL)


                                     ACCEPTED AND AGREED:

                                     THE BANKERS BANK


                                     By: /s/ William R. Burkett
                                         -------------------------------------
                                         William R. Burkett
                                         Vice President

                                THE BANKERS BANK
             CURRENT FEE STRUCTURE FOR ACTING AS BANK ESCROW AGENT


1. $2,000 acceptance fee payable when the escrow account is broken for maintaining Rockdale National Bancshares, Inc. Escrow Account.

2. $15.00 service charge accrued monthly and deducted from the Escrowed Funds prior to release.

3. $20.00 fee per check if the escrow account has to be refunded due to a failure to complete the subscription.

                                  APPENDIX "B"

                       ROCKDALE NATIONAL BANCSHARES, INC.
                             SUBSCRIPTION AGREEMENT


To:    Rockdale National Bancshares, Inc.
       P.O. Box 82030
       Conyers, Georgia 30208

Gentlemen:

         You have informed me that Rockdale National Bancshares, Inc., a Georgia corporation (the "Company"), is offering 800,000 shares of its $1.00 par value common stock (the "Common Stock") at a price of $10.00 per share as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus"). In addition, you have informed me that the minimum subscription is 100 shares.

         1. SUBSCRIPTION. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "The Bankers Bank, Escrow Agent for Rockdale National Bancshares, Inc." or any other consideration satisfactory to the Company (the "Funds"), representing the payment of $10.00 per share for the number of shares of the Common Stock indicated below.

         2. ACCEPTANCE OF SUBSCRIPTION. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company shall reject this subscription, if at all, in writing within ten business days after receipt of this subscription. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

         3. ACKNOWLEDGEMENTS. The undersigned hereby acknowledges that he has received a copy of the Prospectus and agrees to be bound by the terms of this Agreement and the Escrow Agreement.

         4. REVOCATION. The undersigned agrees that once this Subscription Agreement is accepted by the Company, it may not be withdrawn by him. Therefore, until the earlier of the expiration of ten business days after receipt by the Company of this Subscription Agreement or acceptance of this Subscription Agreement by the Company, the undersigned may withdraw his or her subscription and receive a full refund of the subscription price. The undersigned agrees that, except as provided in this Section 4, he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned.

         BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS HE MAY HAVE UNDER FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934.

         Please fill in the information requested below, make your check payable to "The Bankers Bank, Escrow Agent for Rockdale National Bancshares, Inc.," and mail Subscription Agreement, Stock Certificate Registration Instructions and check to the attention of William L. Daniel, President, Rockdale National Bancshares, Inc., P.O. Box 82030, Conyers, Georgia 30208.


-------------------------------            -------------------------------------
No. of Shares Subscribed                   (Signature of Subscriber)


$
 ------------------------------            -------------------------------------
Funds Tendered ($______________            Name (Please Print or Type)
per share subscribed)

                                           Date:
                                                --------------------------------

                                           Phone Number:

                                                                          (Home)
                                           -------------------------------

                                                                        (Office)
                                           -----------------------------

                                           Residence Address:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           City, State and Zip Code



                                           -------------------------------------
                                           Social Security Number or other
                                           Taxpayer Identification Number

                  STOCK CERTIFICATE REGISTRATION INSTRUCTIONS


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Additional Name if Tenant in Common or Joint Tenant

Mailing Address:
                ----------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Social Security Number or  other Taxpayer Identification Number
                                                               -----------------

Number of Shares to be registered in above name(s):
                                                    ----------------------------
Legal form of ownership:

    Individual                         Joint Tenants with Rights of Survivorship
---                                ---
    Tenants in Common                  Uniform Gift to Minors
---                                ---

    Other
----      -------------------------

                      INFORMATION AS TO BANKING INTERESTS

1. As a prospective stockholder I would be interested in the following services checked below:

                                                                         PERSONAL                BUSINESS
       (a)  Checking Account                                               ___                     ___
       (b)  Savings Account                                                ___                     ___
       (c)  Certificates of Deposit                                        ___                     ___
       (d)  Individual Retirement Accounts                                 ___                     ___
       (e)  Checking Account Overdraft Protection                          ___                     ___
       (f)  Consumer Loans (Auto, etc.)                                    ___                     ___
       (g)  Commercial Loans                                               ___                     ___
       (h)  Equity Line of Credit                                          ___                     ___
       (i)  Mortgage Loans                                                 ___                     ___
       (j)  Revolving Personal Credit Line                                 ___                     ___
       (k)  Safe Deposit Box                                               ___                     ___
       (l)  Automatic Teller Machines (ATM's)                              ___                     ___

2.     I would like our new bank to provide the following additional services:

       (a)
       (b)

                               FORM OF ACCEPTANCE

                                              Rockdale National Bancshares, Inc.
                                              P.O. Box 82030
                                              Conyers, Georgia 30208


To:

Dear Subscriber:

         Rockdale National Bancshares, Inc. (the "Company") acknowledges receipt of your subscription for _________________ shares of its $1.00 par value Common Stock and your check for $__________.

         The Company hereby accepts your subscription for the purchase of _____ shares of its Common Stock, at $10.00 per share, for an aggregate of $__________, effective as of the date of this letter.

         YOUR STOCK CERTIFICATE(S) REPRESENTING SHARES OF COMMON STOCK DULY AUTHORIZED AND FULLY PAID WILL BE ISSUED TO YOU AS SOON AS PRACTICABLE AFTER ALL SUBSCRIPTION FUNDS ARE RELEASED TO THE COMPANY FROM THE SUBSCRIPTION ESCROW ACCOUNT, ALL AS DESCRIBED IN THE SUBSCRIPTION AGREEMENT EXECUTED BY YOU AND IN THE PROSPECTUS FURNISHED TO YOU. IN THE EVENT THAT (I) THE OFFERING IS CANCELED, OR (II) THE MINIMUM NUMBER OF SUBSCRIPTIONS (610,000 SHARES) IS NOT OBTAINED, OR (III) THE COMPANY SHALL NOT HAVE RECEIVED APPROVAL FROM THE FEDERAL RESERVE BOARD AND THE GEORGIA BANKING DEPARTMENT TO BECOME A BANK HOLDING COMPANY, OR (IV) THE BANK SHALL NOT HAVE RECEIVED PRELIMINARY CHARTER APPROVAL FROM THE COMPTROLLER AND APPROVAL FOR DEPOSIT INSURANCE FROM THE FEDERAL DEPOSIT INSURANCE CORPORATION, YOUR SUBSCRIPTION FUNDS WILL BE RETURNED TO YOU, ADJUSTED FOR NET PROFITS FROM THE INVESTMENT OF SUCH FUNDS, IF ANY, AS DESCRIBED IN THE PROSPECTUS.

         IF THIS ACCEPTANCE IS FOR A LESSER NUMBER OF SHARES THAN THAT NUMBER SUBSCRIBED BY YOU AS INDICATED IN YOUR SUBSCRIPTION AGREEMENT, YOUR PAYMENT FOR SHARES OF COMMON STOCK IN EXCESS OF THE NUMBER OF SHARES ACCEPTED HEREBY WILL BE REFUNDED TO YOU BY MAIL, WITHOUT INTEREST, WITHIN TEN (10) DAYS OF THE DATE HEREOF.

                                         VERY TRULY YOURS,

                                         ROCKDALE NATIONAL BANCSHARES, INC.


                                      By:
                                          -------------------------------------
                                          WILLIAM L. DANIEL
                                          PRESIDENT and CHIEF EXECUTIVE OFFICER

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

           As provided under Georgia law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

           Article VI of the Company's Bylaws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

           The Company's Bylaws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

           The Company may, if authorized by its stockholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

Item 25.    Other Expenses of Issuance and Distribution.

           The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions. All of the amounts shown are estimated except for the registration fees of the Securities and Exchange Commission.

               SEC Registration Fee   . . . . . . . . . . . . . . . . . .          $    2,424
               Blue Sky Fees and Expenses   . . . . . . . . . . . . . . .          $      576
               Printing and Engraving Expenses  . . . . . . . . . . . . .          $    3,000
               Legal Fees and Expenses  . . . . . . . . . . . . . . . . .          $   16,000
               Accounting Fees and Expenses   . . . . . . . . . . . . . .          $    5,000
               Advertising  . . . . . . . . . . . . . . . . . . . . . . .          $    3,500
               Mail and Disbtribution   . . . . . . . . . . . . . . . . .          $    5,000
               Entertainment  . . . . . . . . . . . . . . . . . . . . . .          $    5,000
               Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .          $    1,000
                                                                                   ----------

                         Total  . . . . . . . . . . . . . . . . . . . . .          $   41,500
                                                                                   ==========

Item 26.   Recent Sales of Unregistered Securities.

           Not applicable.

Item 27.   Exhibits and Financial Statement Schedules.

           The following exhibits are filed as part of this Registration
Statement:

               Exhibit
               Number                                         Description of Exhibit
               ------          --------------------------------------------------------------------------------------
                  3.1     -    Articles of Incorporation of the Company.

                  3.2     -    Articles of Incorporation of the Company, as amended.

                  3.3     -    Amended and Restated Articles of Incorporation of the Company.

                  3.4     -    Bylaws of the Company.

                 *4.1     -    Specimen Common Stock Certificate.

                 *5.1     -    Opinion of Smith, Gambrell & Russell, LLP.

                 10.1     -    Employment Agreement dated February 21, 1997 between the Company and William L. Daniel.

                 10.2     -    Option Agreement together with Contract for Sale of Property dated February 4, 1997 by and between the Company and Fred Eugene Smith for the property located at the
                               Intersection of Highway 138 and Miller's Chapel Road, Conyers, Georgia.

                 10.3     -    Option Agreement together with Purchase and Sale Agreement dated January 14, 1997 by and between the Company and Colony Properties for the property located at 1600 Highway 20
                               North, Conyers, Georgia.

                *23.1     -    Consent of Smith, Gambrell & Russell, LLP (contained in their opinion at Exhibit 5.1).

                 23.2     -    Consent of Bricker & Melton, P.A.

                 24       -    Power of Attorney (included in original signature page to this Registration Statement).


-----------------------

* To be filed by amendment.

Item 28.  Undertakings.

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Conyers, State of Georgia, on the 25th day of March, 1997.

                                        ROCKDALE NATIONAL BANCSHARES, INC.


                                    By: /s/ William L. Daniel
                                        ----------------------------------------
                                        William L. Daniel
                                        President and Chief Executive Officer


       In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

                  Signature                                        Title                         Date
                  ---------                                        -----                         ----
 /s/ Michael P. Jones                                      Chairman and Director           March 25, 1997
----------------------
Michael P. Jones

 /s/ William L. Daniel                           President and Chief Executive Officer     March 25, 1997
-----------------------                               (Principal Executive Financial
William L. Daniel                                   and Accounting Officer) and Director

 /s/ C. Dean Alford                                              Director                  March 25, 1997
--------------------
C. Dean Alford

 /s/ Hazel E. Durden                                             Director                  March 25, 1997
---------------------
Hazel E. Durden

 /s/ John A. Fountain, M.D.                                      Director                  March 25, 1997
----------------------------
John A. Fountain, M.D.

 /s/ Julia W. Morgan                                      Secretary and Director           March 25, 1997
---------------------
Julia W. Morgan

 /s/ R. Flynn Nance D.V.M.                                       Director                  March 25, 1997
---------------------------
R. Flynn Nance, D.V.M.

 /s/ Michael R. Potts                                            Director                  March 25, 1997
----------------------
Michael R. Potts

 /s/ Arthur J. Torsiglieri, Jr., M.D.                            Director                  March 25, 1997
--------------------------------------
Arthur J. Torsiglieri, Jr., M.D.

*By:  /s/ William L. Daniel
      -----------------------
      William L. Daniel attorney-in-fact
      pursuant to powers of attorney
      contained in the original signature
      page of this Registration Statement

                                 EXHIBIT INDEX



               Exhibit
               Number                                         Description of Exhibit
               ------          --------------------------------------------------------------------------------------
                  3.1     -    Articles of Incorporation of the Company.

                  3.2     -    Articles of Incorporation of the Company, as amended.

                  3.3     -    Amended and Restated Articles of Incorporation of the Company.

                  3.4     -    Bylaws of the Company.

                 10.1     -    Employment Agreement dated February 21, 1997 between the Company and William L. Daniel.

                 10.2     -    Option Agreement together with Contract for Sale of Property dated February 4, 1997 by and between the Company and Fred Eugene Smith for the property located at the
                               Intersection of Highway 138 and Miller's Chapel Road, Conyers, Georgia.

                 10.3     -    Option Agreement together with Purchase and Sale Agreement dated January 14, 1997 by and between the Company and Colony Properties for the property located at 1600 Highway 20
                               North, Conyers, Georgia.

                 23.2     -    Consent of Bricker & Melton, P.A.
